                                                                  EXHIBIT 10.15




                             STANDARD OFFICE LEASE
                                      FOR
                   CALABASAS COMMERCE CENTER - BUILDING NO. 3


                                 BY AND BETWEEN


                       ARDEN REALTY LIMITED PARTNERSHIP,
                        A MARYLAND LIMITED PARTNERSHIP,

                                  AS LANDLORD,



                                      AND


                        ON'VILLAGE COMMUNICATIONS, INC.
                           A CALIFORNIA CORPORATION,

                                   AS TENANT






                                   SUITE 100

                                                         TABLE OF CONTENTS
                                                         -----------------

                                                                                                                   PAGES
 ARTICLE 1          BASIC LEASE PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
 ARTICLE 2          TERM  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
 ARTICLE 3          RENTAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
                    (a)    Basic Rental . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
                    (b)    Increase in Direct Cost  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
                    (c)    Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
                    (d)    Determination of Payment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
 ARTICLE 4          SECURITY DEPOSIT/LETTER OF CREDIT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
 ARTICLE 5          HOLDING OVER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
 ARTICLE 6          PERSONAL PROPERTY TAXES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
 ARTICLE 7          USE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
 ARTICLE 8          CONDITION OF PREMISES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
 ARTICLE 9          REPAIRS AND ALTERATIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
 ARTICLE 10         LIENS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
 ARTICLE 11         PROJECT SERVICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
 ARTICLE 12         RIGHTS OF LANDLORD  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
 ARTICLE 13         INDEMNITY; EXEMPTION OF LANDLORD FROM LIABILITY   . . . . . . . . . . . . . . . . . . . . . . . . 11
                    (a)    Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
                    (b)    Exemption of Landlord from Liability   . . . . . . . . . . . . . . . . . . . . . . . . . . 11
 ARTICLE 14         INSURANCE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
                    (a)    Tenant's Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
                    (b)    Form of Policies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
                    (c)    Landlord's Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
                    (d)    Waiver of Subrogation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
                    (e)    Compliance with Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
 ARTICLE 15         ASSIGNMENT AND SUBLETTING   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
 ARTICLE 16         DAMAGE OR DESTRUCTION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
 ARTICLE 17         SUBORDINATION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
 ARTICLE 18         EMINENT DOMAIN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
 ARTICLE 19         DEFAULT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
 ARTICLE 20         REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
 ARTICLE 21         TRANSFER OF LANDLORD'S INTEREST   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
 ARTICLE 22         BROKER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
 ARTICLE 23         PARKING   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19





                                       -i-
                                                               Initials: _____
                                                                         _____

 ARTICLE 24         WAIVER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
 ARTICLE 25         ESTOPPEL CERTIFICATE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
 ARTICLE 26         LIABILITY OF LANDLORD   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
 ARTICLE 27         INABILITY TO PERFORM  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
 ARTICLE 28         HAZARDOUS WASTE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
 ARTICLE 29         SURRENDER OF PREMISES; REMOVAL OF PROPERTY  . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
 ARTICLE 30         MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
                   (a)    Severability; Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
                   (b)    Attorneys' Fees; Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
                   (c)    Time of Essence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
                   (d)    Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
                   (e)    Reserved Area . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
                   (f)    No Option . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
                   (g)    Use of Project Name; Improvements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
                   (h)    Rules and Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
                   (i)    Quiet Possession  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
                   (j)    Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
                   (k)    Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
                   (l)    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
                   (m)    Persistent Delinquencies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
                   (n)    Right of Landlord to Perform  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
                   (o)    Access, Changes in Project, Facilities, Name  . . . . . . . . . . . . . . . . . . . . . . . 25
                   (p)    Corporate Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
                   (q)    Identification of Tenant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
                   (r)    Exhibits and Addendum . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
 ARTICLE 31         OPTION TO RENEW   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
                   (a)    Option Right  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
                   (b)    Option Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
                   (c)    Exercise of Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
                   (d)    Determination of Market Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
 ARTICLE 32         SIGNAGE/DIRECTORY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
 Addendum           [ ] Yes    X No
Exhibit "A"        Premises
Exhibit "B"        Rules and Regulations
Exhibit "C"        Notice of Lease Term Dates and Tenant's Proportionate Share
Exhibit "D"        Tenant Work Letter
Exhibit "E"        Letter of Credit
Exhibit "F"        Nondisturbance and Attornment Agreement (City of Calabasas)





                                       -ii-
                                                               Initials: _____
                                                                         _____

                             INDEX OF DEFINED TERMS
                             ----------------------

DEFINED TERMS                                                                                                       PAGE
-------------                                                                                                       ----
Additional Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Applicant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Exhibit E
Approved Working Drawings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Exhibit D
Architect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Exhibit D
Base Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Basic Rental  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Beneficiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Exhibit E
Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Commencement Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Contractor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Exhibit D
Direct Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Exhibit D
Estimate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
Estimate Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
Estimated Excess  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
Excess  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
Expiration Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
First Month's Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Force Majeure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
Force Majeure Delays  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Exhibit D
Hazardous Material  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
Interest Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
Landlord  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Lease Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Letter of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Letter of Credit Expiration Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Market Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
Operating Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Option  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
Option Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
Option Rent Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
Option Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
Original Tenant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
Outside Agreement Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
Outside Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Exhibit D
Outside Date Termination Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Exhibit D
Over-Allowance Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Exhibit D
Parking Passes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Partnership Tenant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
Permitted Use . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Exhibit D
Premises  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Project . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Real Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Representative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
Review Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Security Deposit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Square Footage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Stated Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Tax Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Tenant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Tenant's Acceptance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
Tenant's Signage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
Tenant Delays . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Exhibit D
Tenant Improvements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Exhibit D
Tenant's Proportionate Share  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Transfer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
Transfer Premium  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
Transferee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
Working Drawings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Exhibit D




                                       -iii-
                                                               Initials: _____
                                                                         _____

                             STANDARD OFFICE LEASE

         This Standard Office Lease ("LEASE") is made and entered into as of this 7th day of April, 1997, by and between ARDEN REALTY LIMITED PARTNERSHIP, a Maryland limited partnership ("LANDLORD"), and ON'VILLAGE COMMUNICATIONS, INC., a California corporation ("TENANT").

         Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises described as Suite No. 100, as designated on the plan attached hereto and incorporated herein as Exhibit "A" ("PREMISES"), of the project ("PROJECT") now known as Calabasas Commerce Center whose address is 26135 Mureau Road, Calabasas, CA 91302 (Building No. 3) for the Term and upon the terms and conditions hereinafter set forth, and Landlord and Tenant hereby agree as follows:

                                   ARTICLE 1

                             BASIC LEASE PROVISIONS

                 A.       TERM:                                      Five (5) years.
                          COMMENCEMENT DATE:                         The earlier of (i) the date Tenant first commences to
                                                                     conduct business in the Premises, or (ii) the date of
                                                                     Substantial Completion of Tenant Improvements in the
                                                                     Premises.  Upon Tenant's occupancy of the Premises,
                                                                     Landlord and Tenant agree to execute and deliver a
                                                                     Commencement Letter in a form substantially similar to
                                                                     that attached hereto as Exhibit "C".  The anticipated
                                                                     Commencement Date is June 1, 1997.
                          EXPIRATION DATE:                           The last day of the month which is sixty (60) months
                                                                     after the month in which the Commencement Date falls,
                                                                     unless extended or earlier terminated pursuant to this
                                                                     Lease.
                 B.       SQUARE FOOTAGE:                            Approximately 6,316 rentable square feet.
                 C.       BASIC RENTAL:

                                                        Annual                 Monthly                Monthly Basic Rental
                           Lease Year                 Basic Rental           Basic Rental           Per Rentable Square Foot
                           ----------                 ------------           ------------           ------------------------
                               1                   $106,108.80*            $  8,842.40*                     $1.75*
                              2-5                  $132,636.00             $11,053.00                       $1.75

         *Based on 5,052.8 rentable square feet, however, Landlord and Tenant acknowledge that Tenant shall be entitled to utilize the entire Premises throughout the Lease Term.

                 D.       BASE YEAR:                                 1997
                 E.       TENANT'S PROPORTIONATE SHARE:              34.38%
                 F.       SECURITY DEPOSIT / LETTER OF CREDIT:       Upon Tenant's execution of this Lease, Tenant shall
                                                                     deliver to Landlord a Letter of Credit in favor of
                                                                     Landlord in the amount of $78,000.00 as security for
                                                                     Tenant's Lease obligations, pursuant to Article 4 hereof.

                 G.       PERMITTED USE:                             General office use
                 H.       BROKERS:                                   Grubb & Ellis and Julien J. Studley, Inc.
                 I.       PARKING PASSES:                            Tenant shall have the use of three point seven (3.7)
                                                                     unreserved parking passes for each 1,000 rentable square
                                                                     feet contained in the Premises, which equals twenty-three
                                                                     (23) passes, at the rate provided in Article 23 hereof.
                 J.       FIRST MONTH'S RENT:                        The first full month's rent of $8,842.40 shall be due and
                                                                     payable by Tenant to Landlord upon Tenant's execution of
                                                                     this Lease.

                                   ARTICLE 2

                                      TERM

         The Term of this Lease shall commence on the Commencement Date as set forth in Article 1.A. of the Basic Lease Provisions and shall end on the Expiration Date set forth in Article 1.A. of the Basic Lease Provisions. For purposes of this Lease, the term "LEASE YEAR" shall mean each consecutive twelve (12) month period during the Lease Term, with the first Lease Year commencing on the Commencement Date; however, (a) if the Commencement Date falls on a day other than the first day of a calendar month, the first Lease Year shall end on the last day of the eleventh (11th) month after the Commencement Date and the second (2nd) and each succeeding Lease Year shall commence on the first day of the next calendar month, and (b) the last Lease Year shall end on the Expiration Date. If Landlord is unable to deliver possession of the Premises to Tenant on or before the anticipated Commencement Date, Landlord shall not be subject to any liability for its failure to do so, and such failure shall not affect the validity of this Lease nor the obligations of Tenant hereunder.

                                   ARTICLE 3

                                     RENTAL

         (a) Basic Rental. Tenant agrees to pay to Landlord during the Term hereof, at Landlord's office or to such other person or at such other place as directed from time to time by written notice to Tenant from Landlord, the initial monthly and annual sums as set forth in Article 1.C of the Basic Lease Provisions, payable in advance on the first day of each calendar month, without demand, setoff or deduction, and in the event this Lease commences or the date of expiration of this Lease occurs other than on the first day or last day of a calendar month, the rent for such month shall be prorated. Notwithstanding the foregoing, the first full month's rent shall be paid to Landlord in accordance with Article 1.J. of the Basic Lease Provisions.

         (b) Increase in Direct Costs. The term "BASE YEAR" means the calendar year set forth in Article 1.D. of the Basic Lease Provisions. If, in any calendar year during the Term of this Lease, the "Direct Costs" (as hereinafter defined) paid or incurred by Landlord shall be higher than the Direct Costs for the Base Year, Tenant shall pay an additional sum for such and each subsequent calendar year equal to the product of the amount set forth in
Article 1.E. of the Basic Lease Provisions multiplied by such increased amount of "Direct Costs." In the event either the Premises and/or the Project is expanded or reduced, then Tenant's Proportionate Share shall be appropriately adjusted, and as to the calendar year in which such change occurs, Tenant's Proportionate Share for such year shall be determined on the basis of the number of days during that particular calendar year that such Tenant's Proportionate Share was in effect. In the event this Lease shall terminate on any date other than the last day of a calendar year, the additional sum payable hereunder by Tenant during the calendar year in which this Lease terminates shall be prorated on the basis of the relationship which the number of days which have elapsed from the commencement of said calendar year to and including said date on which this Lease terminates bears to three hundred sixty (360). Any and all amounts due and payable by Tenant

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
pursuant to Article 3(b),(c) and (d) hereof shall be deemed "ADDITIONAL RENT" and Landlord shall be entitled to exercise the same rights and remedies upon default in these payments as Landlord is entitled to exercise with respect to defaults in monthly Basic Rental payments.

         (c) Definitions. As used herein the term "DIRECT COSTS" shall mean the sum of the following:

                 (i) "TAX COSTS", which shall mean any and all real estate taxes and other similar charges on real property or improvements, assessments, water and sewer charges, and all other charges assessed, reassessed or levied upon the Project and appurtenances thereto and the parking or other facilities thereof, or the real property thereunder (collectively the "REAL PROPERTY") or attributable thereto or on the rents, issues, profits or income received or derived therefrom which are assessed, reassessed or levied by the United States, the State of California or any local government authority or agency or any political subdivision thereof, and shall include Landlord's reasonable legal fees, costs and disbursements incurred in connection with proceedings for reduction of Tax Costs or any part thereof; provided, however, if at any time after the date of this Lease the methods of taxation now prevailing shall be altered so that in lieu of or as a supplement to or a substitute for the whole or any part of any Tax Costs, there shall be assessed, reassessed or levied (a) a tax, assessment, reassessment, levy, imposition or charge wholly or partially as a net income, capital or franchise levy or otherwise on the rents, issues, profits or income derived therefrom, or (b) a tax, assessment, reassessment, levy (including but not limited to any municipal, state or federal levy), imposition or charge measured by or based in whole or in part upon the Real Property and imposed upon Landlord, or (c) a license fee measured by the rent payable under this Lease, then all such taxes, assessments, reassessments or levies or the part thereof so measured or based, shall be deemed to be included in the term "Direct Costs." In no event shall Tax Costs included in Direct Costs for any year subsequent to the Base Year be less than the amount of Tax Costs included in Direct Costs for the Base Year. In addition, when calculating Tax Costs for the Base Year, special assessments shall only be deemed included in Tax Costs for the Base Year to the extent that such special assessments are included in Tax Costs for the applicable subsequent calendar year during the Term.

                 (ii) "OPERATING COSTS", which shall mean all costs and expenses incurred by Landlord in connection with the maintenance, operation, replacement, ownership and repair of the Project, the equipment, the intrabuilding network cable, adjacent walks, malls and landscaped and common areas and the parking structure, areas and facilities of the Project, including, but not limited to, salaries, wages, medical, surgical and general welfare benefits and pension payments, payroll taxes, fringe benefits, employment taxes, workers' compensation, uniforms and dry cleaning thereof for all persons who perform duties connected with the operation, maintenance and repair of the Project, its equipment, the intrabuilding network cable and the adjacent walks and landscaped areas, including janitorial, gardening, security, parking, operating engineer, elevator, painting, plumbing, electrical, carpentry, heating, ventilation, air conditioning, window washing, hired services, a reasonable allowance for depreciation of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, accountant's fees incurred in the preparation of rent adjustment statements, legal fees, real estate tax consulting fees, personal property taxes on property used in the maintenance and operation of the Project, capital expenditures incurred to effect economies of operation and capital expenditures required by government regulations, laws, or ordinances including, but not limited to the American with Disabilities Act; the cost of all charges for electricity, gas, water and other utilities furnished to the Project, including any taxes thereon; the cost of all charges for fire and extended coverage, liability and all other insurance for the Project carried by Landlord; the cost of all building and cleaning supplies and materials; the cost of all charges for cleaning, maintenance and service contracts and other services with independent contractors and administration fees; a property management fee (which fee may be imputed if Landlord has internalized management or otherwise acts as its own property manager) and license, permit and inspection fees relating to the Project. In the event, during any calendar year, the Project is less than ninety-five percent (95%) occupied at all times, Operating Costs shall be adjusted to reflect the Operating Costs of the Project as though ninety-five percent (95%) were occupied at all times, and the increase or decrease in the sums owed hereunder shall be based upon such Operating Costs as so adjusted. Notwithstanding anything to the contrary set forth in this

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                                                                          _____

Article 3, when calculating Operating Costs for the Base Year, Operating Costs shall exclude (a) market-wide labor-rate increases due to extraordinary circumstances including, but not limited to, boycotts and strikes, (b) utility rate increases due to extraordinary circumstances including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages, and (c) amortization of any capital items including, but not limited to, capital improvements, capital repairs and capital replacements (including such amortized costs where the actual improvement, repair or replacement was made in prior years).

                 Notwithstanding anything above to the contrary, Operating Costs shall not include (1) the cost of providing any service directly to and paid directly by any tenant (outside of such tenant's Direct Cost payments);
(2) the cost of any items for which Landlord is reimbursed by insurance proceeds, condemnation awards, a tenant of the Project, or otherwise to the extent so reimbursed; (3) any real estate brokerage commissions or other costs incurred in procuring tenants, or any fee in lieu of commission; (4) depreciation, amortization of principal and interest on mortgages or ground lease payments (if any); (5) costs of items considered capital repairs, replacements, improvements and equipment under generally accepted accounting principles consistently applied except as expressly included in Operating Costs pursuant to the definition above; (6) costs incurred by Landlord due to the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Project or any law, code, regulation, ordinance or the like; (7) Landlord's general corporate overhead and general and administrative expenses;
(8) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord (other than in the parking facility for the Project); (9) costs incurred in connection with upgrading the Project to comply with disability, life, seismic, fire and safety codes, ordinances, statutes, or other laws in effect prior to the Commencement Date, including, without limitation, the ADA, including penalties or damages incurred due to such non-compliance; and (10) costs incurred to (i) comply with laws relating to the removal of any "Hazardous Material," as that term is defined in Article 28 of this Lease, which was in existence on the Project prior to the Commencement Date, and was of such a nature that a federal, state or municipal governmental authority, if it had then had knowledge of the presence of such Hazardous Material, in the state, and under the conditions that it then existed on the Project, would have then required the removal of such Hazardous Material or other remedial or containment action with respect thereto, and (ii) to remove, remedy, contain, or treat any Hazardous Material, which Hazardous Material is brought onto the Project after the date hereof by Landlord or any other tenant of the Project and is of such a nature, at that time, that a federal, state or municipal governmental authority, if it had then had knowledge of the presence of such Hazardous Material, in the state, and under the conditions, that it then exists on the Project, would have then required the removal of such Hazardous Material or other remedial or containment action with respect thereto.

         (d)     Determination of Payment.

                 (i) If for any calendar year ending or commencing within the Term, Tenant's Proportionate Share of Direct Costs for such calendar year exceeds Tenant's Proportionate Share of Direct Costs for the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Sections 3(d)(ii) and
(iii), below, and as additional rent, an amount equal to the excess (the "EXCESS").

                 (ii) Landlord shall give Tenant a yearly expense estimate statement (the "ESTIMATE STATEMENT") which shall set forth Landlord's reasonable estimate (the "ESTIMATE") of what the total amount of Direct Costs for the then-current calendar year shall be and the estimated Excess (the "ESTIMATED EXCESS") as calculated by comparing Tenant's Proportionate Share of Direct Costs for such calendar year, which shall be based upon the Estimate, to Tenant's Proportionate Share of Direct Costs for the Base Year. The failure of Landlord to timely furnish the Estimate Statement for any calendar year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Article 3. If pursuant to the Estimate Statement an Estimated Excess is calculated for the then-current calendar year, Tenant shall pay, with its next installment of Monthly Basic Rental due, a fraction of the Estimated Excess for the then-current calendar year (reduced by any amounts paid pursuant to the last sentence of this Section 3(d)(ii)). Such fraction shall have as its numerator the number of months which have elapsed in such current calendar year to the month of such payment, both months inclusive, and shall have twelve
(12) as its denominator.  Until a new Estimate Statement is furnished, Tenant

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                                                                          _____
shall pay monthly, with the Monthly Basic Rental installments, an amount equal to one-twelfth (1/12th) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.

                 (iii) In addition, Landlord shall endeavor to give to Tenant on or before the first day of April following the end of each calendar year, a statement (the "STATEMENT") which shall state the Direct Costs incurred or accrued for such preceding calendar year, and which shall indicate the amount, if any, of the Excess. Upon receipt of the Statement for each calendar year during the Term, if amounts paid by Tenant as Estimated Excess are less than the actual Excess as specified on the Statement, Tenant shall pay, with its next installment of Monthly Basic Rental due, the full amount of the Excess for such calendar year, less the amounts, if any, paid during such calendar year as Estimated Excess. If, however, the Statement indicates that amounts paid by Tenant as Estimated Excess are greater than the actual Excess as specified on the Statement, such overpayment shall be credited against Tenant's next installments of Estimated Excess. The failure of Landlord to timely furnish the Statement for any calendar year shall not prejudice Landlord from enforcing its rights under this Article 3. Even though the Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Proportionate Share of the Direct Costs for the calendar year in which this Lease terminates, if an Excess is present, Tenant shall immediately pay to Landlord an amount as calculated pursuant to the provisions of this Article 3(d). The provisions of this Section 3(d)(iii) shall survive the expiration or earlier termination of the Term.

                 (iv) Within one hundred twenty (120) days after receipt of a Statement by Tenant ("REVIEW PERIOD"), if Tenant disputes the amount set forth in the Statement, Tenant's employees or an independent certified public accountant (which accountant is a member of a reputable accounting firm not compensated on a contingency basis), designated by Tenant, may, after reasonable notice to Landlord and at reasonable times, inspect Landlord's records at Landlord's offices, provided that Tenant is not then in default after expiration of all applicable cure periods and provided further that Tenant and such accountant or representative shall, and each of them shall use their commercially reasonable efforts to cause their respective agents and employees to, maintain all information contained in Landlord's records in strict confidence. Notwithstanding the foregoing, Tenant shall only have the right to review Landlord's records one (1) time during any twelve (12) month period. Tenant's failure to dispute the amounts set forth in any Statement within the Review Period shall be deemed to be Tenant's approval of such Statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such Statement. If after such inspection, but within thirty (30) days after the Review Period, Tenant notifies Landlord in writing that Tenant still disputes such amounts, a certification as to the proper amount shall be made, at Tenant's expense, by an independent certified public accountant selected by Landlord and who is a member of a nationally or regionally recognized accounting firm. Landlord shall cooperate in good faith with Tenant and the accountant to show Tenant and the accountant the information upon which the certification is to be based. However, if such certification by the accountant proves that the Direct Costs set forth in the Statement were overstated by more than five percent (5%), then the cost of the accountant and the cost of such certification shall be paid for by Landlord. Promptly following the parties receipt of such certification, the parties shall make such appropriate payments or reimbursements, as the case may be, to each other, as are determined to be owing pursuant to such certification.

                 (v) If the Project is a part of a multi-building development, those Direct Costs attributable to such development as a whole (and not attributable solely to any individual building therein) shall be allocated by Landlord to the Project and to the other buildings within such development on an equitable basis.

                                   ARTICLE 4

                       SECURITY DEPOSIT/LETTER OF CREDIT

         Concurrently with Tenant's execution of this Lease, Tenant shall deliver to Landlord an unconditional, irrevocable and renewable letter of credit ("LETTER OF CREDIT") in favor of Landlord in a form substantially similar to Exhibit "E" attached hereto, and issued by a bank located in Los Angeles County, California, reasonably satisfactory to Landlord, in the principal

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                                                                          _____
amount ("STATED AMOUNT") specified below, as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining the Letter of Credit. The Stated Amount shall be Seventy Eight Thousand Dollars ($78,000.00) and the Letter of Credit shall remain in effect until the date ("LETTER OF CREDIT EXPIRATION DATE") which is the last day of the month that is twenty-four (24) months after the month in which the Lease Commencement Date falls. The Letter of Credit shall state that an authorized officer or other representative of Landlord may make demand on Landlord's behalf for the principal amount of the Letter of Credit, or any portion thereof, and that the issuing bank must immediately honor such demand, without qualification or satisfaction of any conditions, except the proper identification of the party making such demand. In addition, the Letter of Credit shall indicate that it is transferable in its entirety by Landlord as beneficiary and that upon receiving written notice of transfer, and upon presentation to the issuer of the original Letter of Credit, the issuer will reissue the Letter of Credit naming such transferee as the beneficiary. If the term of the Letter of Credit held by Landlord will expire prior to the Letter of Credit Expiration Date and it is not extended, or a new Letter of Credit for an extended period of time is not substituted, within thirty (30) days prior to the expiration of the Letter of Credit, then Landlord shall be entitled to make demand for the principal amount of said Letter of Credit and, thereafter, to hold such funds in accordance with this Article 4. The Letter of Credit shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease. If Tenant commits a default with respect to any provision of this Lease or if the term of the Letter of Credit held by Landlord expires prior to the Letter of Credit Expiration Date, and the term of the Letter of Credit is not extended at least thirty (30) days prior to the expiration of the Letter of Credit, Landlord may (but shall not be required to) draw upon the entire principal amount of the Letter of Credit, and Landlord may then use, apply or retain all or any part of the proceeds for the payment of any sum which is in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Letter of Credit proceeds are so used or applied, Tenant shall, within ten (10) days after demand therefor, post an additional Letter of Credit in an amount to cause the aggregate amount of the unused proceeds and such new Letter of Credit to equal the principal amount required in this Article 4 above. Landlord shall not be required to keep any proceeds from the Letter of Credit separate from its general funds. Should Landlord sell its interest in the Premises during the Lease Term and if Landlord deposits with the purchaser thereof the Letter of Credit or any proceeds of the Letter of Credit, thereupon Landlord shall be discharged from any further liability with respect to the Letter of Credit and said proceeds. Notwithstanding anything to the contrary contained herein, if at any time before the Letter of Credit Expiration Date, Tenant completes an initial public offering of Tenant's securities, then Landlord shall, promptly after Landlord's receipt of reasonable documentation that Tenant has completed such initial public offering and a certification from Tenant's chief financial officer that Tenant has completed such initial public offering and provided that an uncured event of default does not then exist, return the Letter of Credit (or any remaining proceeds thereof) to Tenant, and deliver to the issuing bank such documents as may be required to terminate the issuing bank's liability under the Letter of Credit.

                                   ARTICLE 5

                                  HOLDING OVER

         Should Tenant, without Landlord's written consent, hold over after termination of this Lease, Tenant shall become a tenant from month to month, only upon each and all of the terms herein provided as may be applicable to a month to month tenancy and any such holding over shall not constitute an extension of this Lease. During such holding over, Tenant shall pay in advance, monthly, rent at one hundred fifty percent (150%) of the rate in effect for the last month of the Term of this Lease, in addition to, and not in lieu of, all other payments required to be made by Tenant hereunder including but not limited to Tenant's Proportionate Share of any increase in Direct Costs. Nothing contained in this Article 5 shall be construed as consent by Landlord to any holding over of the Premises by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this

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                                                                          _____

Lease upon the expiration or earlier termination of the Term. If Tenant fails to surrender the Premises upon the expiration or termination of this Lease, Tenant agrees to indemnify, defend and hold Landlord harmless from all costs, loss, expense or liability, including without limitation, claims made by any succeeding tenant and real estate brokers claims and attorney's fees.

                                   ARTICLE 6

                            PERSONAL PROPERTY TAXES

         Tenant shall pay, prior to delinquency, all taxes assessed against or levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant located in the Premises. In the event any or all of Tenant's trade fixtures, furnishings, equipment and other personal property shall be assessed and taxed with property of Landlord, or if the cost or value of any leasehold improvements in the Premises exceeds the cost or value of a Project-standard buildout as determined by Landlord and, as a result, real property taxes for the Project are increased, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's property or above-standard improvements. Tenant shall assume and pay to Landlord at the time of paying Basic Rental any excise, sales, use, rent, occupancy, garage, parking, gross receipts or other taxes (other than net income taxes) which may be imposed on or on account of letting of the Premises or the payment of Basic Rental or any other sums due or payable hereunder, and which Landlord may be required to pay or collect under any law now in effect or hereafter enacted. Tenant shall pay directly to the party or entity entitled thereto all business license fees, gross receipts taxes and similar taxes and impositions which may from time to time be assessed against or levied upon Tenant, as and when the same become due and before delinquency.
Notwithstanding anything to the contrary contained herein, any sums payable by Tenant under this Article 6 shall not be included in the computation of "Tax Costs."

                                   ARTICLE 7

                                      USE

         Tenant shall use and occupy the Premises only for the use set forth in
Article 1.G. of the Basic Lease Provisions and shall not use or occupy the premises or permit the same to be used or occupied for any other purpose without the prior written consent of Landlord, which consent may be given or withheld in Landlord's sole and absolute discretion, and Tenant agrees that it will use the Premises in such a manner so as not to interfere with or infringe the rights of other tenants in the Project. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental regulations or requirements now in force or which may hereafter be in force relating to or affecting (i) the condition, use or occupancy of the Premises or the Project excluding structural changes to the Project not related to Tenant's particular use of the Premises and excluding the Tenant Improvements to be constructed by Landlord pursuant to the Tenant Work Letter, and (ii) improvements installed or constructed in the Premises by or for the benefit of Tenant. Tenant shall not do or permit to be done anything which would invalidate or increase the cost of any fire and extended coverage insurance policy covering the Project and/or the property located therein and Tenant shall comply with all rules, orders, regulations and requirements of any organization which sets out standards, requirements or recommendations commonly referred to by major fire insurance underwriters. Tenant shall promptly upon demand reimburse Landlord for any additional premium charges for any such insurance policy assessed or increased by reason of Tenant's failure to comply with the provisions of this Article.

                                   ARTICLE 8

                             CONDITION OF PREMISES

         The Premises shall be initially improved as provided in, and subject to, the Tenant Work Letter attached hereto as Exhibit "D" and made a part hereof. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Project were at such

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                                                                          _____
time in satisfactory condition. Tenant hereby waives Sections 1941 and 1942 of the Civil Code of California or any successor provision of law.

         Landlord reserves the right from time to time, but subject to payment by and/or reimbursement from Tenant as otherwise provided herein: (i) to install, use, maintain, repair, replace and relocate for service to the Premises and/or other parts of the Project pipes, ducts, conduits, wires, appurtenant fixtures, and mechanical systems, wherever located in the Premises or the Project, (ii) to alter, close or relocate any facility in the Premises or the Common Areas or otherwise conduct any of the above activities for the purpose of complying with a general plan for fire/life safety for the Project or otherwise and (iii) to comply with any federal, state or local law, rule or order with respect thereto or the regulation thereof not currently in effect. Landlord shall use commercially reasonable efforts to perform any such work with the least inconvenience to Tenant as possible, but in no event shall Tenant be permitted to withhold or reduce Basic Rental or other charges due hereunder as a result of same or otherwise make claim against Landlord for interruption or interference with Tenant's business and/or operations.

                                   ARTICLE 9

                            REPAIRS AND ALTERATIONS

         Landlord shall maintain the structural portions of the Project including the foundation, floor/ceiling slabs, roof, curtain wall, exterior glass, columns, beams, shafts, stairs, stairwells, elevator cabs and common areas and shall also maintain and repair the basic mechanical, electrical, lifesafety, plumbing, sprinkler systems and heating, ventilating and air-conditioning systems (provided, however, that Landlord's obligation with respect to any such systems shall be to repair and maintain those portions of the systems located in the core of the Project or in other areas outside of the Premises, but Tenant shall be responsible to repair and maintain any distribution of such systems throughout the Premises). Except as expressly provided as Landlord's obligation in this Article 9, Tenant shall keep the Premises in good condition and repair. All damage or injury to the Premises or the Project caused by the act or negligence of Tenant, its employees, agents or visitors, guests, invitees or licensees or by the use of the Premises shall be promptly repaired by Tenant, at its sole cost and expense, to the satisfaction of Landlord; provided, however, that for damage to the Project as a result of casualty, Landlord shall have the right (but not the obligation) to select the contractor and oversee all such repairs. Landlord may make any repairs which are not promptly made by Tenant after Tenant's receipt of written notice and the reasonable opportunity of Tenant to make said repair within five (5) business days from receipt of said written notice, and charge Tenant for the cost thereof, which cost shall be paid by Tenant within ten (10) days from invoice from Landlord. Tenant shall be responsible for the design and function of all non-standard improvements of the Premises, whether or not installed by Landlord at Tenant's request. Tenant waives all rights to make repairs at the expense of Landlord, or to deduct the cost thereof from the rent. Tenant shall make no alterations, changes or additions in or to the Premises without Landlord's prior written consent, and then only by contractors or mechanics approved by Landlord in writing and upon the approval by Landlord in writing of fully detailed and dimensioned plans and specifications pertaining to the work in question, to be prepared and submitted by Tenant at its sole cost and expense. Notwithstanding anything to the contrary contained herein, Landlord agrees that Tenant shall be permitted to, at Tenant's sole cost and expense and subject to the provisions of this Article 9, install a security system for the Premises, provided, however, that (i) Tenant shall obtain Landlord's prior approval of any plans and specifications for such security system; (ii) Tenant shall be responsible, at its sole cost and expense, for all repair and maintenance of such security system; and (iii) such security system shall be compatible with the Project's systems and equipment. Tenant shall at its sole cost and expense obtain all necessary approvals and permits pertaining to any work approved by Landlord. If Landlord, in approving any work, specifies a commencement date therefor, Tenant shall not commence any work prior to such date. Tenant hereby indemnifies and agrees to hold Landlord free and harmless from all liens and claims of lien, and all other liability, claims and demands arising out of any work done or material supplied to the Premises by or at the request of Tenant. If permitted alterations, changes, or additions are made, they shall be made at Tenant's sole cost and expense and shall be and become the property of Landlord, except that Landlord may, by written notice to Tenant given at least thirty (30) days





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
prior to the end of the Term, require Tenant at Tenant's expense to remove all partitions, counters, railings and the like installed by Tenant, and to repair any damages to the Premises caused by such removal. Any and all costs attributable to or related to the applicable building codes of the city in which the Project is located (or any other authority having jurisdiction over the Project) arising from Tenants plans, specifications, improvements, alterations or otherwise shall be paid by Tenant at its sole cost and expense. With regard to repairs, alterations or any other work arising from or related to this Article 9, Landlord shall be entitled to receive an administrative/supervision fee (which fee shall vary depending upon whether or not Tenant orders the work directly from Landlord) sufficient to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such work, but which fee shall not in any event exceed five percent (5%) of the cost of such work. The construction of initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 9.

                                   ARTICLE 10

                                     LIENS

         Tenant shall keep the Premises and the Project free from any mechanics' liens, vendors liens or any other liens arising out of any work performed, materials furnished or obligations incurred by Tenant, and agrees to defend, indemnify and hold harmless Landlord from and against any such lien or claim or action thereon, together with costs of suit and reasonable attorneys' fees incurred by Landlord in connection with any such claim or action. Before commencing any work of alteration, addition or improvement to the Premises, Tenant shall give Landlord at least ten (10) business days' written notice of the proposed commencement of such work (to afford Landlord an opportunity to post appropriate notices of non-responsibility). In the event that there shall be recorded against the Premises or the Project or the property of which the Premises is a part any claim or lien arising out of any such work performed, materials furnished or obligations incurred by Tenant and such claim or lien shall not be removed or discharged within ten (10) days of filing, Landlord shall have the right but not the obligation to pay and discharge said lien without regard to whether such lien shall be lawful or correct or to require that Tenant deposit with Landlord in cash, lawful money of the United States, one hundred fifty percent (150%) of the amount of such claim, which sum may be retained by Landlord until such claim shall have been removed of record or until judgment shall have been rendered on such claim and such judgment shall have become final, at which time Landlord shall have the right to apply such deposit in discharge of the judgment on said claim and any costs, including attorneys' fees incurred by Landlord, and shall remit the balance thereof to Tenant.

                                   ARTICLE 11

                                PROJECT SERVICES

         (a) Landlord agrees to furnish to the Premises, at a cost to be included in Operating Costs, from 8:00 a.m. to 6:00 p.m. Mondays through Fridays and 9:00 a.m. to 1:00 p.m. on Saturdays, excepting local and national holidays, air conditioning and heat all in such reasonable quantities as in the judgment of Landlord is reasonably necessary for the comfortable occupancy of the Premises. In addition, Landlord shall provide electric current for normal lighting and normal office machines, elevator service and water on the same floor as the Premises for lavatory and drinking purposes in such reasonable quantities as in the judgment of Landlord is reasonably necessary for general office use. Janitorial and maintenance services shall be furnished five (5) days per week, excepting local and national holidays. Tenant shall comply with all rules and regulations which Landlord may reasonably establish for the proper functioning and protection of the common area air conditioning, heating, elevator, electrical intrabuilding network cable and plumbing systems.
Landlord shall not be liable for, and there shall be no rent abatement as a result of, any stoppage, reduction or interruption of any such services caused by governmental rules, regulations or ordinances, riot, strike, labor disputes, breakdowns, accidents, necessary repairs or other cause. Except as specifically provided in this Article 11, Tenant agrees to pay for all utilities and other services utilized by Tenant and additional building services furnished to Tenant not uniformly furnished to all tenants of the Project at the rate generally charged by Landlord to tenants of the Project.





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
         (b) Tenant will not, without the prior written consent of Landlord, use any apparatus or device in the Premises which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises as general office space; nor connect any apparatus, machine or device with water pipes or electric current (except through existing electrical outlets in the Premises), for the purpose of using electric current or water.

         (c) If Tenant shall require electric current in excess of that which Landlord is obligated to furnish under Article 11(b) above, Tenant shall first obtain the written consent of Landlord, which Landlord may refuse in its sole and absolute discretion, to the use thereof and Landlord may cause an electric current meter or submeter to be installed in the Premises to measure the amount of such excess electric current consumed by Tenant in the Premises. The cost of any such meter and of installation, maintenance and repair thereof shall be paid for by Tenant and Tenant agrees to pay to Landlord, promptly upon demand therefor by Landlord, for all such excess electric current consumed by any such use as shown by said meter at the rates charged for such service by the city in which the Project is located or the local public utility, as the case may be, furnishing the same, plus any additional expense incurred by Landlord in keeping account of the electric current so consumed.

         (d) If any lights, machines or equipment (including but not limited to computers) are used by Tenant in the Premises which materially affect the temperature otherwise maintained by the air conditioning system, or generate substantially more heat in the Premises than would be generated by the building standard lights and usual office equipment, Landlord shall have the right to install any machinery and equipment which Landlord reasonably deems necessary to restore temperature balance, including but not limited to modifications to the standard air conditioning equipment, and the cost thereof, including the cost of installation and any additional cost of operation and maintenance occasioned thereby, shall be paid by Tenant to Landlord upon demand by Landlord. Landlord shall not be liable under any circumstances for loss of or injury to property, however occurring, through or in connection with or incidental to failure to furnish any of the foregoing.

         (e) If Tenant requires heating, ventilation and/or air conditioning during times other than the times provided in Article 11(a) above, Tenant shall give Landlord such advance notice as Landlord shall reasonably require and shall pay Landlord's direct costs, as reasonably determined by Landlord, for such after-hours use.

         (f) Landlord may impose a reasonable charge for any utilities or services (other than electric current and heating, ventilation and/or air conditioning which shall be governed by Articles 11(c) and (e) above) utilized by Tenant in excess of the amount or type that Landlord reasonably determines is typical for general office use.

                                   ARTICLE 12

                               RIGHTS OF LANDLORD

         Landlord and its agents shall have the right, upon reasonable advance notice (except in the case of emergency or regularly scheduled maintenance), to enter the Premises at all reasonable times for the purpose of cleaning the Premises, examining or inspecting the same, serving or posting and keeping posted thereon notices as provided by law, or which Landlord deems necessary for the protection of Landlord or the Property, showing the same to prospective tenants or purchasers of the Project, in the case of an emergency, and for making such alterations, repairs, improvements or additions to the Premises or to the Project as Landlord may deem necessary or desirable. If Tenant shall not be personally present to open and permit an entry into the Premises at any time when such an entry by Landlord is necessary or permitted hereunder, Landlord may enter by means of a master key or may enter forcibly, only in the case of an emergency, without liability to Tenant and without affecting this Lease.





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
                                   ARTICLE 13

                INDEMNITY; EXEMPTION OF LANDLORD FROM LIABILITY

         (a) Indemnity. Tenant shall indemnify, defend and hold Landlord harmless from any and all claims arising from Tenant's use of the Premises or the Project including Tenant's Signage rights set forth in Article 32 or from the conduct of its business or from any activity, work or thing which may be permitted or suffered by Tenant in or about the Premises or the Project and shall further indemnify, defend and hold Landlord harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under this Lease or arising from any negligence of Tenant or any of its agents, contractors, employees or invitees, patrons, customers or members in or about the Project and from any and all costs, attorneys' fees, expenses and liabilities incurred in the defense of any claim or any action or proceeding brought thereon, including negotiations in connection therewith. Tenant hereby assumes all risk of damage to property or injury to persons in or about the Premises from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, excepting where the damage is caused solely by the gross negligence or willful misconduct of Landlord.

         (b) Exemption of Landlord from Liability. Landlord shall not be liable for injury to Tenant's business, or loss of income therefrom, or for damage that may be sustained by the person, goods, wares, merchandise or property of Tenant, its employees, invitees, customers, agents, or contractors, or any other person in, on or about the Premises directly or indirectly caused by or resulting from fire, steam, electricity, gas, water, or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, light fixtures, or mechanical or electrical systems or from intrabuilding network cable, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Project or from other sources or places and regardless of whether the cause of such damage or injury or the means or repairing the same is inaccessible to Tenant, except in connection with damage or injury resulting from the gross negligence or willful misconduct of Landlord, or its authorized agents. Landlord shall not be liable to Tenant for any damages arising from any act or neglect of any other tenant of the building.

         Tenant acknowledges that Landlord's election to provide mechanical surveillance or to post security personnel in the Project is solely within Landlord's discretion; Landlord shall have no liability in connection with the decision whether or not to provide such services and Tenant hereby waives all claims based thereon. Landlord shall not be liable for losses due to theft, vandalism, or like causes. Tenant shall defend, indemnify, and hold Landlord harmless from any such claims made by any employee, licensee, invitee, contractor, agent or, other person whose presence in, on or about the Premises or the Project is attendant to the business of Tenant.

                                   ARTICLE 14

                                   INSURANCE

         (a) Tenant's Insurance. Tenant, shall at all times during the Term of this Lease, and at its own cost and expense, procure and continue in force the following insurance coverage: (i) Commercial General Liability Insurance with a combined single limit for bodily injury and property damages of not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) in the annual aggregate, including products liability coverage if applicable, covering the insuring provisions of this Lease and the performance of Tenant of the indemnity and exemption of Landlord from liability agreements set forth in Article 13 hereof; (ii) a policy of standard fire, extended coverage and special extended coverage insurance (all risks), including a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage where sprinklers are provided in an amount equal to the full replacement value new without deduction for depreciation of all (A) Tenant Improvements, alterations, fixtures and other improvements in the Premises and (B) trade fixtures, furniture, equipment and other personal property installed by or at the expense of Tenant; (iii) Worker's Compensation coverage as required by law; and (iv) business interruption, loss of income and





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
extra expense insurance covering failure of Tenant's telecommunications equipment and covering all other perils, failures or interruptions. Tenant shall carry and maintain during the entire Lease Term (including any option periods, if applicable), at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 14 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably required by Landlord. Notwithstanding anything to the contrary contained herein, Tenant shall be entitled to self-insure the coverage described in Section 14(a)(iv) above, in which case a deemed waiver of subrogation shall apply so that Landlord shall be in the same position it would have been in had Tenant actually purchased such insurance from a third party.

         (b) Form of Policies. The aforementioned minimum limits of policies and Tenant's procurement and maintenance thereof shall in no event limit the liability of Tenant hereunder. The Commercial General Liability Insurance policy shall name Landlord, Landlord's property manager, Landlord's lender(s) and such other persons or firms as Landlord specifies from time to time, as additional insureds' with an appropriate endorsement to the policy(s). All such insurance policies carried by Tenant shall be with companies having a rating of not less than A-VIII in Best's Insurance Guide. Tenant shall furnish to Landlord, from the insurance companies, or cause the insurance companies to furnish, certificates of coverage. No such policy shall be cancelable or subject to reduction of coverage or other modification or cancellation except after thirty (30) days prior written notice to Landlord by the insurer. All such policies shall be endorsed to agree that Tenant's policy is primary and that any insurance covered by Landlord is excess and not contributing with any Tenant insurance requirement hereunder. Tenant shall, at least twenty (20) days prior to the expiration of such policies, furnish Landlord with renewals or binders. Tenant agrees that if Tenant does not take out and maintain such insurance or furnish Landlord with renewals or binders, Landlord may (but shall not be required to) procure said insurance on Tenant's behalf and charge Tenant the cost thereof, which amount shall be payable by Tenant upon demand with interest from the date such sums are extended. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by Tenant, provided such blanket policies expressly afford coverage to the Premises and to Tenant as required by this Lease.

         (c) Landlord's Insurance. Landlord shall, as a cost to be included in Operating Costs, procure and maintain at all times during the Term of this Lease, a policy or policies of insurance covering loss or damage to the Project in the amount of the full replacement costs without deduction for depreciation thereof (exclusive of Tenant's trade fixtures, inventory, personal property and equipment), providing protection against all perils included within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damage, and special extended coverage on building. Additionally, Landlord may (but shall not be required to) carry: (i) Bodily Injury and Property Damage Liability Insurance and/or Excess Liability Coverage Insurance; and (ii) Earthquake and/or Flood Damage Insurance; and (iii) Rental Income Insurance at its election or if required by its lender from time to time during the Term hereof, in such amounts and with such limits as Landlord or its lender may deem appropriate. The costs of such insurance shall be included in Operating Costs.

         (d) Waiver of Subrogation. Landlord and Tenant each agree to have their respective insurers issuing the insurance described in Sections 14(a)(ii), 14(a)(iv) and the first sentence of Section 14(c) waive any rights of subrogation that such companies may have against the other party. Tenant hereby waives any right that Tenant may have against Landlord and Landlord hereby waives any right that Landlord may have against Tenant as a result of any loss or damage to the extent such loss or damage is insurable under such policies.

         (e) Compliance with Law. Tenant agrees that it will not, at any time, during the Term of this Lease, carry any stock of goods or do anything in or about the Premises that will in any way tend to increase the insurance rates upon the Project. Tenant agrees to pay Landlord forthwith upon demand the amount of any increase in premiums for insurance against loss by fire that may be charged during the Term of this Lease on the amount of insurance to be carried by Landlord on the Project resulting from the foregoing, or from Tenant doing any act in or about said Premises that does so increase the insurance rates, whether or not Landlord shall have consented to such act on the part of Tenant. If Tenant installs upon the Premises any electrical





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
equipment which constitutes an overload of electrical lines of the Premises, Tenant shall at its own cost and expense in accordance with all other Lease provisions, and subject to the provisions of Article 9, 10 and 11, hereof, make whatever changes are necessary to comply with requirements of the insurance underwriters and any governmental authority having jurisdiction thereover, but nothing herein contained shall be deemed to constitute Landlord's consent to such overloading. Tenant shall, at its own expense, comply with all requirements of the insurance authority having jurisdiction over the Project necessary for the maintenance of reasonable fire and extended coverage insurance for the Premises, including without limitation thereto, the installation of fire extinguishers or an automatic dry chemical extinguishing system.

                                   ARTICLE 15

                           ASSIGNMENT AND SUBLETTING

         Tenant shall have no power to, during the initial Lease Term or Option Term (if applicable), either voluntarily, involuntarily, by operation of law or otherwise, sell, assign, transfer or hypothecate this Lease, or sublet the Premises or any part thereof, or permit the Premises or any part thereof to be used or occupied by anyone other than Tenant or Tenant's employees without the prior written consent of Landlord which shall not be unreasonably withheld or delayed. Tenant may transfer its interest pursuant to this Lease only upon the following express conditions, which conditions are agreed by Landlord and Tenant to be reasonable:

         (a) That the proposed transferee shall be subject to the prior written consent of Landlord, which consent will not be unreasonably withheld or delayed but, without limiting the generality of the foregoing, it shall be reasonable for Landlord to deny such consent if:

                 (i) The use to be made of the Premises by the proposed transferee is (a) not generally consistent with the character and nature of all other tenancies in the Project, or (b) a use which conflicts with any so-called "exclusive" then in favor of, or for any use which is the same as that stated in any percentage rent lease to, another tenant of the Project or any other buildings which are in the same complex as the Project, or (c) a use which would be prohibited by any other portion of this Lease (including but not limited to any Rules and Regulations then in effect); or

                 (ii) The financial responsibility of the proposed transferee is not reasonably satisfactory to Landlord or in any event not at least equal to those which were possessed by Tenant as of the date of execution of this Lease;

         (b) Whether or not Landlord consents to any such transfer, Tenant shall pay to Landlord Landlord's then standard processing fee and reasonable attorneys' fees incurred in connection with the proposed transfer up to the aggregate sum of $1,000.00;

         (c) That the proposed transferee shall execute an agreement pursuant to which it shall agree to perform faithfully and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease applicable to that portion of the Premises so transferred; and

         (d) That an executed duplicate original of said assignment and assumption agreement or other transfer on a form reasonably approved by Landlord, shall be delivered to Landlord within five (5) days after the execution thereof, and that such transfer shall not be binding upon Landlord until the delivery thereof to Landlord and the execution and delivery of Landlord's consent thereto. It shall be a condition to Landlord's consent to any subleasing, assignment or other transfer of part or all of Tenant's interest in the Premises (hereinafter referred to as a "TRANSFER") that (i) upon Landlord's consent to any Transfer, Tenant shall pay and continue to pay fifty percent (50%) of any "Transfer Premium" (defined below), received by Tenant from the transferee; (ii) any sublessee of part or all of Tenant's interest in the Premises shall agree that in the event Landlord gives such sublessee notice that Tenant is in default under this Lease, such sublessee shall thereafter make all sublease or other payments directly to Landlord, which will be received by Landlord without any liability whether to honor the sublease or otherwise (except to credit such payments against sums due under this Lease), and any sublessee shall agree to attorn





                                       -13-
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
to Landlord or its successors and assigns at their request should this Lease be terminated for any reason, except that in no event shall Landlord or its successors or assigns be obligated to accept such attornment; (iii) any such Transfer and consent shall be effected on forms supplied by Landlord and/or its legal counsel; (iv) Landlord may require that Tenant not then be in default hereunder in any respect; and (v) Tenant or the proposed subtenant or assignee (collectively, "TRANSFEREE") shall agree to pay Landlord, upon demand, as additional rent, a sum equal to the additional costs, if any, incurred by Landlord for maintenance and repair as a result of any change in the nature of occupancy caused by such subletting or assignment. "TRANSFER PREMIUM" shall mean all rent, additional rent or other consideration payable by a Transferee in connection with a Transfer in excess of (i) the rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer, and (ii) any improvement allowance or other economic concession (such as but not limited to space plans, moving expenses, etc.) paid by Tenant to the sublessee or assignee, marketing costs, brokers' commissions, attorneys' fees, and lease takeover payments paid by Tenant in connection with the sublease or assignment and the unamortized cost of any initial or subsequent improvements constructed by Tenant at Tenant's expense, and if such Transfer is less than all of the Premises, the Transfer Premium shall be calculated on a rentable square foot basis. "Transfer Premium" shall also include, but not be limited to, key money, bonus money or other cash consideration paid by a transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to the Transferee and any payment in excess of fair market value for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to the Transferee in connection with such Transfer. Any sale assignment, hypothecation, transfer or subletting of this Lease which is not in compliance with the provisions of this Article 15 shall be void and shall, at the option of Landlord, terminate this Lease. In no event shall the consent by Landlord to an assignment or subletting be construed as relieving Tenant, any assignee, or sublessee from obtaining the express written consent of Landlord to any further assignment or subletting, or as releasing Tenant from any liability or obligation hereunder whether or not then accrued and Tenant shall continue to be fully liable therefor. No collection or acceptance of rent by Landlord from any person other than Tenant shall be deemed a waiver of any provision of this Article 15 or the acceptance of any assignee or subtenant hereunder, or a release of Tenant (or of any successor of Tenant or any subtenant). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under this Article 15 or otherwise has breached or acted unreasonably under this Article 15, their sole remedies shall be a declaratory judgment and an injunction for the relief sought without any monetary damages, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee.

         Notwithstanding anything to the contrary contained in this Article 15, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after Landlord's receipt of a request for consent to a proposed Transfer, to terminate this Lease as to the portion of the Premises that is the subject of the Transfer. If this Lease is so terminated with respect to less than the entire Premises, the Basic Rental and Tenant's Proportionate Share shall be prorated based on the number of rentable square feet retained by Tenant as compared to the total number of rentable square feet contained in the original Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon the request of either party, the parties shall execute written confirmation of the same.

                                   ARTICLE 16

                             DAMAGE OR DESCTRUCTION

         If the Project is damaged by fire or other insured casualty and the insurance proceeds have been made available therefor by the holder or holders of any mortgages or deeds of trust covering the Premises or the Project, the damage shall be repaired by Landlord to the extent such insurance proceeds are available therefor and provided such repairs can, in Landlord's sole opinion, be completed within one hundred eighty (180) days after the necessity for repairs as a result of such damage becomes known to Landlord without the payment of overtime or other premiums, and until such repairs are completed rent shall be abated in proportion to the part of





                                       -14-
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
the Premises which is unusable by Tenant in the conduct of its business (but there shall be no abatement of rent by reason of any portion of the Premises being unusable for a period equal to one (1) day or less). However, if the damage is due to the fault or neglect of Tenant, its employees, agents, contractors, guests, invitees and the like, there shall be no abatement of rent. Upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Section 14(a)(ii)(A) above; provided, however, that if the cost of repair of improvements within the Premises by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as so assigned by Tenant, such excess costs shall be paid by Tenant to Landlord prior to Landlord's repair of such damage. If repairs cannot, in Landlord's opinion, be completed within one hundred eighty (180) days after the necessity for repairs as a result of such damage becomes known to Landlord without the payment of overtime or other premiums, Landlord may, at its option, either (i) make them in a reasonable time and in such event this Lease shall continue in effect and the rent shall be abated, if at all, in the manner provided in this Article 16, or (ii) elect not to effect such repairs and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after Landlord learns of the necessity for repairs as a result of damage, such notice to include a termination date giving Tenant thirty (30) days to vacate the Premises. In addition, Landlord may elect to terminate this Lease if the Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and the damage is not fully covered, except for deductible amounts, by Landlord's insurance policies. Finally, if the Premises or the Project is damaged to any substantial extent during the last twelve (12) months of the Term, then notwithstanding anything contained in this Article 16 to the contrary, Landlord shall have the option to terminate this Lease by giving written notice to Tenant of the exercise of such option within sixty (60) days after Landlord learns of the necessity for repairs as the result of such damage. A total destruction of the Project shall automatically terminate this Lease. Except as provided in this Article 16, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business or property arising from such damage or destruction or the making of any repairs, alterations or improvements in or to any portion of the Project or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant understands that Landlord will not carry insurance of any kind on Tenant's furniture, furnishings, trade fixtures or equipment, and that Landlord shall not be obligated to repair any damage thereto or replace the same. Except for proceeds relating to Tenant's furniture, furnishings, trade fixtures and equipment, Tenant acknowledges that Tenant shall have no right to any proceeds of insurance relating to property damage. With respect to any damage which Landlord is obligated to repair or elects to repair, Tenant, as a material inducement to Landlord entering into this Lease, irrevocably waives and releases its rights under the provisions of Sections 1932 and 1933 of the California Civil Code.

                                   ARTICLE 17

                                 SUBORDINATION

         This Lease is subject and subordinate to all ground or underlying leases, mortgages and deeds of trust which affect the property or the Project, including all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, if the lessor under any such lease or the holder or holders of any such mortgage or deed of trust shall advise Landlord that they desire or require this Lease to be prior and superior thereto, upon written request of Landlord to Tenant, Tenant agrees to promptly execute, acknowledge and deliver any and all documents or instruments which Landlord or such lessor, holder or holders deem necessary or desirable for purposes thereof. Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all ground or underlying leases, mortgages or deeds of trust which may hereafter be executed covering the Premises, the Project or the property or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof; provided, however, that Landlord obtains from the lender or other party in question a written undertaking in favor of Tenant to the effect that such lender or other party will not disturb Tenant's right of possession under this Lease if Tenant is not then or thereafter in





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
breach of any covenant or provision of this Lease.  Tenant agrees, within ten
(10) days after Landlord's written request therefor, to execute, acknowledge and deliver upon request any and all documents or instruments requested by Landlord or necessary or proper to assure the subordination of this Lease to any such mortgages, deed of trust, or leasehold estates. Tenant agrees that in the event any proceedings are brought for the foreclosure of any mortgage or deed of trust or any deed in lieu thereof, to attorn to the purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof as so requested to do so by such purchaser and to recognize such purchaser as the lessor under this Lease; Tenant shall, within five (5) days after request execute such further instruments or assurances as such purchaser may reasonably deem necessary to evidence or confirm such attornment. Tenant agrees to provide copies of any notices of Landlord's default under this Lease to any mortgagee or deed of trust beneficiary whose address has been provided to Tenant and Tenant shall provide such mortgagee or deed of trust beneficiary a commercially reasonable time after receipt of such notice within which to cure any such default. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

                                   ARTICLE 18

                                 EMINENT DOMAIN

         If the whole of the Premises or the Project or so much thereof as to render the balance unusable by Tenant shall be taken under power of eminent domain, or is sold, transferred or conveyed in lieu thereof, this Lease shall automatically terminate as of the date of such condemnation, or as of the date possession is taken by the condemning authority, at Landlord's option. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award which may be made in such taking or condemnation, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant for the taking of personal property and trade fixtures belonging to Tenant and removable by Tenant at the expiration of the Term hereof as provided hereunder or for the interruption of, or damage to, Tenant's business. In the event of a partial taking described in this Article 18, or a sale, transfer or conveyance in lieu thereof, which does not result in a termination of this Lease, the rent shall be apportioned according to the ratio that the part of the Premises remaining useable by Tenant bears to the total area of the Premises. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure. Landlord and Tenant hereby agree to use commercially reasonable efforts to cause to be signed the Nondisturbance and Attornment Agreement by and between Landlord, Tenant and the City of Calabasas, in a form substantially similar to Exhibit "F" attached hereto.

                                   ARTICLE 19

                                    DEFAULT

         Each of the following acts or omissions of Tenant or of any guarantor of Tenant's performance hereunder, or occurrences, shall constitute an "EVENT OF DEFAULT":

         (a) Failure or refusal to pay Basic Rental, Additional Rent or any other amount to be paid by Tenant to Landlord hereunder within five (5) calendar days after notice that the same is due or payable hereunder; said five
(5) day period shall be in lieu of, and not in addition to, the notice requirements of Section 1161 of the California Code of Civil Procedure or any similar or successor law;

         (b) Except as set forth in items (a) above and (c) through and including (g) below, failure to perform or observe any other covenant or condition of this Lease to be performed or observed within thirty (30) days following written notice to Tenant of such failure. Such thirty (30) day notice shall be in lieu of, and not in addition to, any required under Section 1161 of the California Code of Civil Procedure or any similar or successor law;





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         (c)     Abandonment or vacating or failure to accept tender of
possession of the Premises or any significant portion thereof, provided, however, that if Basic Rental, Additional Rent or any other amount to be paid by Tenant to Landlord hereunder is paid and not outstanding and Tenant is not otherwise in default under this Lease, such abandonment or vacating or failure to accept tender of possession of the Premises or any significant portion thereof shall not constitute an Event of Default under this Section 19(c);

         (d) The taking in execution or by similar process or law (other than by eminent domain) of the estate hereby created;

         (e) The filing by Tenant or any guarantor hereunder in any court pursuant to any statute of a petition in bankruptcy or insolvency or for reorganization or arrangement for the appointment of a receiver of all or a portion of Tenant's property; the filing against Tenant or any guarantor hereunder of any such petition, or the commencement of a proceeding for the appointment of a trustee, receiver or liquidator for Tenant, or for any guarantor hereunder, or of any of the property of either, or a proceeding by any governmental authority for the dissolution or liquidation of Tenant or any guarantor hereunder, if such proceeding shall not be dismissed or trusteeship discontinued within thirty (30) days after commencement of such proceeding or the appointment of such trustee or receiver; or the making by Tenant or any guarantor hereunder of an assignment for the benefit of creditors. Tenant hereby stipulates to the lifting of the automatic stay in effect and relief from such stay for Landlord in the event Tenant files a petition under the United States Bankruptcy laws, for the purpose of Landlord pursuing its rights and remedies against Tenant and/or a guarantor of this Lease;

         (f) Tenant's failure to cause to be released any mechanics liens filed against the Premises or the Project within twenty (20) days after the date the same shall have been filed or recorded; or

         (g) Tenant's failure to observe or perform according to the provisions of Articles 17 or 25 within five (5) business days after notice from Landlord.

         All defaults by Tenant of any covenant or condition of this Lease shall be deemed by the parties hereto to be material.

                                   ARTICLE 20

                                    REMEDIES

         (a) Upon the occurrence of an Event of Default under this Lease as provided in Article 19 hereof, Landlord may exercise all of its remedies as may be permitted by law, including but not limited to the remedy provided by
Section 1951.4 of the California Civil Code, and including without limitation, terminating this Lease, reentering the Premises and removing all persons and property therefrom, which property may be stored by Landlord at a warehouse or elsewhere at the risk, expense and for the account of Tenant. If Landlord elects to terminate this Lease, Landlord shall be entitled to recover from Tenant the aggregate of all amounts permitted by law, including but not limited to (i) the worth at the time of the amount of any unpaid rent which had been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and (v) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law. The term "rent" as used in this Article 20(a) shall be deemed to be and to mean all sums of every nature required to be paid





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
by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in items (i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in item (e), below, but in no case greater than the maximum amount of such interest permitted by law. As used in item (iii), above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

         (b) Nothing in this Article 20 shall be deemed to affect Landlord's right to indemnification for liability or liabilities arising prior to the termination of this Lease for personal injuries or property damage under the indemnification clause or clauses contained in this Lease.

         (c) Notwithstanding anything to the contrary set forth herein, Landlord's re-entry to perform acts of maintenance or preservation of or in connection with efforts to relet the Premises or any portion thereof, or the appointment of a receiver upon Landlord's initiative to protect Landlord's interest under this Lease shall not terminate Tenant's right to possession of the Premises or any portion thereof and, until Landlord does elect to terminate this Lease, this Lease shall continue in full force and effect and Landlord may enforce all of Landlord's rights and remedies hereunder including, without limitation, the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if Lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

         (d) All rights, powers and remedies of Landlord hereunder and under any other agreement now or hereafter in force between Landlord and Tenant shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Landlord by law, and the exercise of one or more rights or remedies shall not impair Landlord's right to exercise any other right or remedy.

         (e) Any amount due from Tenant to Landlord hereunder which is not paid when due shall bear interest at the lower of twelve percent (12%) per annum or the maximum lawful rate of interest from the due date until paid, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease. In addition to such interest: (a) if Basic Rental is not paid within ten (10) days after the same is due, a late charge equal to five percent (5%) of the amount overdue or $100, whichever is greater, shall be assessed and shall accrue for each calendar month or part thereof until such rental, including the late charge, is paid in full, which late charge Tenant hereby agrees is a reasonable estimate of the damages Landlord shall suffer as a result of Tenant's late payment and
(b) an additional charge of $25 shall be assessed for any check given to Landlord by or on behalf of Tenant which is not honored by the drawee thereof; which damages include Landlord's additional administrative and other costs associated with such late payment and unsatisfied checks and the parties agree that it would be impracticable or extremely difficult to fix Landlord's actual damage in such event. Such charges for interest and late payments and unsatisfied checks are separate and cumulative and are in addition to and shall not diminish or represent a substitute for any or all of Landlord's rights or remedies under any other provision of this Lease.

                                   ARTICLE 21

                        TRANSFER OF LANDLORD'S INTEREST

         In the event of any transfer or termination of Landlord's interest in the Premises or the Project by sale, assignment, transfer, foreclosure, deed-in-lieu of foreclosure or otherwise whether voluntary or involuntary, Landlord shall be automatically relieved of any and all obligations and liabilities on the part of Landlord from and after the date of such transfer or termination, including furthermore without limitation, the obligation of Landlord under Article 4 and California Civil Code 1950.7 above to return the security deposit, provided said security





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
deposit is transferred to said transferee. Tenant agrees to attorn to the transferee upon any such transfer and to recognize such transferee as the lessor under this Lease and Tenant shall, within five (5) days after request, execute such further instruments or assurances as such transferee may reasonably deem necessary to evidence or confirm such attornment.

                                   ARTICLE 22

                                     BROKER

         In connection with this Lease, Tenant warrants and represents that it has had dealings only with firm(s) set forth in Article 1.H. of the Basic Lease Provisions and that it knows of no other person or entity who is or might be entitled to a commission, finder's fee or other like payment in connection herewith and does hereby indemnify and agree to hold Landlord, its agents, members, partners, representatives, officers, affiliates, shareholders, employees, successors and assigns harmless from and against any and all loss, liability and expenses that Landlord may incur should such warranty and representation prove incorrect, inaccurate or false.

                                   ARTICLE 23

                                    PARKING

         Tenant shall rent from Landlord, commencing on the Commencement Date, the number of unreserved parking passes set forth in Section 1(I) of the Basic Lease Provisions, which parking passes shall pertain to the Project parking facility. During the Initial Lease Term only, Tenant shall not be obligated to pay to Landlord for automobile parking passes the prevailing rate charged from time to time at the location of such parking passes. During any Option Term (if applicable), any parking charges shall be determined as a component of Option Rent. Tenant shall be responsible for the full amount of taxes (if any) imposed by any governmental authority in connection with the renting of such parking passes by Tenant or the use of the parking facility by Tenant.
Tenant's continued right to use the parking passes is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking passes are located, including any sticker or other identification system established by Landlord, Tenant's cooperation in seeing that Tenant's employees and visitors also comply with such rules and regulations, and Tenant not being in default under this Lease. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of rent under this Lease, from time to time, close-off or restrict access to the Project parking facility for purposes of permitting or facilitating any such construction, alteration or improvements. Landlord may delegate its responsibilities hereunder to a parking operator or a lessee of the parking facility in which case such parking operator or lessee shall have all the rights of control attributed hereby to the Landlord. The parking passes rented by Tenant pursuant to this Article 23 are provided to Tenant solely for use by Tenant's own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord's prior approval, which shall not be unreasonably withheld or delayed. Tenant may validate visitor parking by such method or methods as the Landlord may establish, at the validation rate from time to time generally applicable to visitor parking.

                                   ARTICLE 24

                                     WAIVER

         No waiver by Landlord of any provision of this Lease shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. No provision of this Lease may be waived by Landlord, except by an instrument in writing executed by Landlord. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act of Tenant, whether or not similar to the act so consented to or approved. No act or thing done by Landlord or Landlord's agents during the Term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no





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
agreement to accept such surrender shall be valid unless in writing and signed by Landlord. Any payment by Tenant or receipt by Landlord of an amount less than the total amount then due hereunder shall be deemed to be in partial payment only thereof and not a waiver of the balance due or an accord and satisfaction, notwithstanding any statement or endorsement to the contrary on any check or any other instrument delivered concurrently therewith or in reference thereto. Accordingly, Landlord may accept any such amount and negotiate any such check without prejudice to Landlord's right to recover all balances due and owing and to pursue its other rights against Tenant under this Lease, regardless of whether Landlord makes any notation on such instrument of payment or otherwise notifies Tenant that such acceptance or negotiation is without prejudice to Landlord's rights.

                                   ARTICLE 25

                              ESTOPPEL CERTIFICATE

         Tenant shall, at any time and from time to time, upon not less than ten (10) days' prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying the following information, (but not limited to the following information in the event further information is requested by Landlord): (i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as modified, is in full force and effect); (ii) the dates to which the rental and other charges are paid in advance, if any;
(iii) the amount of Tenant's security deposit, if any; and (iv) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, and no events or conditions then in existence which, with the passage of time or notice or both, would constitute a default on the part of Landlord hereunder, or specifying such defaults, events or conditions, if any are claimed. It is expressly understood and agreed that any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Real Property. Tenant's failure to deliver such statement within such time shall constitute an admission by Tenant that all statements contained therein are true and correct. Tenant agrees to execute all documents required in accordance with this Article 25 within ten (10) days after delivery of said documents.

                                   ARTICLE 26

                             LIABILITY OF LANDLORD

         Notwithstanding anything in this Lease to the contrary, any remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder or any claim, cause of action or obligation, contractual, statutory or otherwise by Tenant against Landlord concerning, arising out of or relating to any matter relating to this Lease and all of the covenants and conditions or any obligations, contractual, statutory, or otherwise set forth herein, shall be limited solely and exclusively to an amount which is equal to the lesser of
(i) the interest of Landlord in and to the Project, and (ii) the interest Landlord would have in the Project if the Project were encumbered by third party debt in an amount equal to ninety percent (90%) of the then current value of the Project (as such value is reasonably determined by Landlord). No other property or assets of Landlord, or any member, officer, director, shareholder, partner, trustee, agent, servant or employee of Landlord (the "REPRESENTATIVE") shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, Landlord's obligations to Tenant, whether contractual, statutory or otherwise, the relationship of Landlord and Tenant hereunder, or Tenant's use or occupancy of the Premises. Tenant further understands that any liability, duty or obligation of Landlord to Tenant, shall automatically cease and terminate as of the date that Landlord or any of Landlord's Representatives no longer have any right, title or interest in or to the Project.





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                                   ARTICLE 27

                              INABILITY TO PERFORM

         This Lease and the obligations of Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of any prevention, delay, stoppage due to strikes, lockouts, acts of God, or any other cause previously, or at such time, beyond the reasonable control or anticipation of Landlord (collectively, a "FORCE MAJEURE") and Landlord's obligations under this Lease shall be forgiven and suspended by any such Force Majeure.

                                   ARTICLE 28

                                HAZARDOUS WASTE

         (a) Tenant shall not cause or permit any Hazardous Material (as defined in Article 28(d) below) to be brought, kept or used in or about the Project by Tenant, its agents, employee, contractors, or invitees. Tenant indemnifies Landlord from and against any breach by Tenant of the obligations stated in the preceding sentence, and agrees to defend and hold Landlord harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Project, damages for the loss or restriction or use of rentable or usable space or of any amenity of the Project, damages arising from any adverse impact or marketing of space in the Project, and sums paid in settlement of claims, attorneys' fees, consultant fees, and expert fees) which arise during or after the Term of this Lease as a result of such breach. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Project. Without limiting the foregoing, if the presence of any Hazardous Material on the Project caused or permitted by Tenant results in any contamination of the Project and subject to the provisions of Articles 9, 10 and 11, hereof, Tenant shall promptly take all actions at its sole expense as are necessary to return the Project to the condition existing prior to the introduction of any such Hazardous Material and the contractors to be used by Tenant for such work must be approved by Landlord, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Project and so long as such actions do not materially interfere with the use and enjoyment of the Project by the other tenants thereof.

         (b) Landlord and Tenant acknowledge that Landlord may become legally liable for the costs of complying with Laws (as defined in Article 28(e) (below) relating to Hazardous Material which are not the responsibility of Landlord or the responsibility of Tenant, including the following: (i) Hazardous Material present in the soil or ground water on the Project of which Landlord has no knowledge as of the effective date of this Lease; (ii) a change in Laws which relate to Hazardous Material which make that Hazardous Material which is present on the Real Property as of the effective date of his Lease, whether known or unknown to Landlord, a violation of such new Laws; (iii) Hazardous Material that migrates, flows, percolates, diffuses, or in any way moves on to, or under, the Project after the effective date of this Lease; or Hazardous Material present on or under the Project as a result of any discharge, dumping or spilling (whether accidental or otherwise) on the Project by other lessees of the Project or their agents, employees, contractors, or invitees, or by others.

         (c) It shall not be unreasonable for Landlord to withhold its consent to any proposed Transfer if (i) the proposed transferee's anticipated use of the Premises involves the generation, storage, use, treatment, or disposal of Hazardous Material; (ii) the proposed Transferee has been required by any prior landlord, lender, or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such Transferee's actions or use of the property in question; or (iii) the proposed Transferee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal, or storage of a Hazardous Material.





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
         (d) As used herein, the term "HAZARDOUS MATERIAL" means any hazardous or toxic substance, material, or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) defined as "Hazardous Waste," "Extremely Hazardous Waste," or "Restricted Hazardous Waste" under Sections 25115, 25117 or 25122.7, or listed pursuant to Section 25140, of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a "Hazardous Substance" under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account Act), (iii) defined as a "Hazardous Material," "Hazardous Substance," or "Hazardous Waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory), (iv) defined as a "Hazardous Substance" under
Section 25281 of the California Health and Safety Code, Division 20, Chapter
6.7 (Underground Storage of Hazardous Substances), (v) petroleum, (vi) asbestos, (vii) listed under Article 9 or defined as Hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (viii) designated as a "Hazardous Substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C.
Section 1317), (ix) defined as a "Hazardous Waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 6903), or (x) defined as a "Hazardous Substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C.
Section  9601).

         (e) As used herein, the term "LAWS" mean any applicable federal, state or local laws, ordinances, or regulations relating to any Hazardous Material affecting the Project, including, without limitation, the laws, ordinances, and regulations referred to in Article 28 (d) above.

                                   ARTICLE 29

                   SURRENDER OF PREMISES; REMOVAL OF PROPERTY

         (a) The voluntary or other surrender of this Lease by Tenant to Landlord, or a mutual termination hereof, shall not work a merger, and shall at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies affecting the Premises.

         (b) Upon the expiration of the Term of this Lease, or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in as good order and condition as the same are now and hereafter may be improved by Landlord or Tenant, reasonable wear and tear and repairs which are Landlord's obligation excepted, and shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, all furniture, equipment, business and trade fixtures, free-standing cabinet work, moveable partitioning and other articles of personal property owned by Tenant or installed or placed by Tenant at its own expense in the Premises, and all similar articles of any other persons claiming under Tenant unless Landlord exercises its option to have any subleases or subtenancies assigned to it, and Tenant shall repair all damage to the Premises resulting from the installation and removal of such items to be removed.

         (c)     Whenever Landlord shall reenter the Premises as provided in
Article 12 hereof, or as otherwise provided in this Lease, any property of Tenant not removed by Tenant upon the expiration of the Term of this Lease (or within forty-eight (48) hours after a termination by reason of Tenant's default), as provided in this Lease, shall be considered abandoned and Landlord may remove any or all of such items and dispose of the same in any manner or store the same in a public warehouse or elsewhere for the account and at the expense and risk of Tenant, and if Tenant shall fail to pay the cost of storing any such property after it has been stored for a period of ninety (90) days or more, Landlord may sell any or all of such property at public or private sale, in such manner and at such times and places as Landlord, in its sole discretion, may deem proper, without notice or to demand upon Tenant, for the payment of all or any part of such charges or the removal of any such property, and shall apply the proceeds of such sale: first, to the cost and expense of such sale, including reasonable attorneys' fees for services rendered; second, to the payment of the cost of or charges for storing any such property; third, to the





                                       -22-
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
payment of any other sums of money which may then or thereafter be due to Landlord from Tenant under any of the terms hereof; and fourth, the balance, if any, to Tenant.

         (d) All fixtures, equipment, alterations, additions, improvements and/or appurtenances attached to or built into the Premises prior to or during the Term, whether by Landlord or Tenant and whether at the expense of Landlord or Tenant, or of both, shall be and remain part of the Premises and shall not be removed by Tenant at the end of the Term unless otherwise expressly provided for in this Lease or unless such removal is required by Landlord pursuant to the provisions of Article 9, above. Such fixtures, equipment, alterations, additions, improvements and/or appurtenances shall include but not be limited to: all floor coverings, drapes, paneling, built-in cabinetry, molding, doors, vaults (including vault doors), plumbing systems, electrical systems, lighting systems, silencing equipment, communication systems, all fixtures and outlets for the systems mentioned above and for all telephone, radio, telegraph and television purposes, and any special flooring or ceiling installations.

                                   ARTICLE 30

                                 MISCELLANEOUS

         (a) Severability; Entire Agreement. Any provision of this Lease which shall prove to be invalid, void, or illegal shall in no way affect, impair or invalidate any other provision hereof any such other provisions shall remain in full force and effect. This Lease and the Exhibits and any Addendum attached hereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or supplemented except by an agreement in writing signed by the parties hereto or their successor in interest. This Lease shall be governed by and construed in accordance with the laws of the State of California.

         (b)     Attorneys' Fees; Waiver of Jury Trial.

                 (i) In any action to enforce the terms of this Lease, including any suit by Landlord for the recovery of rent or possession of the Premises, the losing party shall pay the successful party a reasonable sum for attorneys' fees in such suit and such attorneys' fees shall be deemed to have accrued prior to the commencement of such action and shall be paid whether or not such action is prosecuted to judgment.

                 (ii) Should Landlord, without fault on Landlord's part, be made a party to any litigation instituted by Tenant or by any third party against Tenant, or by or against any person holding under or using the Premises by license of Tenant, or for the foreclosure of any lien for labor or material furnished to or for Tenant or any such other person or otherwise arising out of or resulting from any act or transaction of Tenant or of any such other person, Tenant covenants to save and hold Landlord harmless from any judgment rendered against Landlord or the Premises or any part thereof and from all costs and expenses, including reasonable attorneys' fees incurred by Landlord in connection with such litigation.

                 (iii) When legal services are rendered by an attorney at law who is an employee of a party, attorneys' fees incurred by that party shall be deemed to include an amount based upon the number of hours spent by such employee on such matters multiplied by an appropriate billing rate determined by taking into consideration the same factors, including but not limited by, the importance of the matter, time applied, difficulty and results, as are considered when an attorney not in the employ of a party is engaged to render such service.

                 (iv) EACH PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION SEEKING SPECIFIC PERFORMANCE OF ANY PROVISION OF THIS LEASE, FOR DAMAGES FOR ANY BREACH UNDER THIS LEASE, OR OTHERWISE FOR ENFORCEMENT OF ANY RIGHT OR REMEDY HEREUNDER.

         (c) Time of Essence. Each of Tenant's covenants herein is a condition and time is of the essence with respect to the performance of every provision of this Lease.





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                                                                          _____

         (d) Headings. The article headings contained in this Lease are for convenience only and do not in any way limit or amplify any term or provision hereof. The terms "Landlord" and "Tenant" as used herein shall include the plural as well as the singular, the neuter shall include the masculine and feminine genders and the obligations herein imposed upon Tenant shall be joint and several as to each of the persons, firms or corporations of which Tenant may be composed.

         (e) Reserved Area. Tenant hereby acknowledges and agrees that the exterior walls of the Premises and the area between the finished ceiling of the Premises and the slab of the floor of the project thereabove have not been demised hereby and the use thereof together with the right to install, maintain, use, repair and replace pipes, ducts, conduits and wires leading through, under or above the Premises in locations which will not materially interfere with Tenant's use of the Premises and serving other parts of the Project are hereby excepted and reserved unto Landlord.

         (f) No Option. The submission of this Lease by Landlord, its agent or representative for examination or execution by Tenant does not constitute an option or offer to lease the Premises upon the terms and conditions contained herein or a reservation of the Premises in favor of Tenant, it being intended hereby that this Lease shall only become effective upon the execution hereof by Landlord and delivery of a fully executed Lease to Tenant.

         (g) Use of Project Name; Improvements. Tenant shall not be allowed to use the name, picture or representation of the Project, or words to that effect, in connection with any business carried on in the Premises or otherwise (except as Tenant's address) without the prior written consent of Landlord. In the event that Landlord undertakes any additional improvements on the Real Property including but not limited to new construction or renovation or additions to the existing improvements, Landlord shall not be liable to Tenant for any noise, dust, vibration or interference with access to the Premises or disruption in Tenant's business caused thereby.

         (h) Rules and Regulations. Tenant shall observe faithfully and comply strictly with the Rules and Regulations attached to this Lease and made a part hereof, and such other Rules and Regulations as Landlord may from time to time reasonably adopt for the safety, care and cleanliness of the Project, the facilities thereof, or the preservation of good order therein. Landlord shall not be liable to Tenant for violation of any such Rules and Regulations, or for the breach of any covenant or condition in any lease by any other tenant in the Project. A waiver by Landlord of any Rule or Regulation for any other tenant shall not constitute nor be deemed a waiver of the Rule or Regulation for this Tenant.

         (i) Quiet Possession. Upon Tenant's paying the Basic Rent, Additional Rent and other sums provided hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire Term hereof, subject to all of the provisions of this Lease.

         (j) Rent. All payments required to be made hereunder to Landlord shall be deemed to be rent, whether or not described as such.

         (k) Successors and Assigns. Subject to the provisions of Article 15 hereof, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

         (l) Notices. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal service evidenced by a signed receipt or sent by registered or certified mail, return receipt requested, addressed to Tenant at the Premises or to Landlord at the address of the place from time to time established for the payment of rent and which shall be effective upon proof of delivery. Either party may by notice to the other specify a different address for notice purposes except that, upon Tenant's taking possession of the Premises, the Premises shall constitute Tenant's address for notice purposes. A copy of all notices to be given to Landlord hereunder shall be concurrently transmitted by Tenant to such party hereafter





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                                                                          _____
designated by notice from Landlord to Tenant. Any notices sent by Landlord regarding or relating to eviction procedures, including without limitation three day notices to pay or quit, may be sent by regular mail.

         (m) Persistent Delinquencies. In the event that Tenant shall be delinquent by more than fifteen (15) days in the payment of rent on three (3) separate occasions in any twelve (12) month period, Landlord shall have the right to terminate this Lease by thirty (30) days written notice given by Landlord to Tenant within thirty (30) days of the last such delinquency.

         (n) Right of Landlord to Perform. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent. If Tenant shall fail to pay any sum of money, other than rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue beyond any applicable cure period set forth in this Lease, Landlord may, but shall not be obligated to, without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed as is in this Lease provided. All sums so paid by Landlord and all reasonable incidental costs, together with interest thereon at the rate of ten percent (10%) per annum from the date of such payment by Landlord, shall be payable to Landlord on demand and Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of the rent.

         (o)     Access, Changes in Project, Facilities, Name.

                 (i) Every part of the Project except the areas of the Premises inside the interior surfaces of all walls, windows and doors bounding the Premises (including exterior building walls, core corridor walls and doors and any core corridor entrance), and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other building facilities, and the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord.

                 (ii) Tenant shall permit Landlord to install, use and maintain pipes, ducts and conduits within the walls, columns and ceilings of the Premises.

                 (iii) Landlord reserves the right, without incurring any liability to Tenant therefor, to make such changes in or to the Project and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, stairways and other improvements thereof, as it may deem necessary or desirable.

                 (iv) Landlord may adopt any name for the Project and Landlord reserves the right to change the name or address of the Project at any time. In the event Landlord voluntarily changes the address of the Project, Landlord shall reimburse Tenant for Tenant's reasonable cost of replacing Tenant's stationery (limited to quantities reasonably estimated to be on hand as of the date of such address change and only to the extent necessitated by such change of address of the Project).

         (p) Corporate Authority. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the By-laws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. If Tenant is a corporation, said corporation and each individual executing this Lease on behalf of said corporation covenants that Tenant shall provide to Landlord a copy of such resolution of the Board of Directors authorizing the execution of this Lease on behalf of such corporation, which copy of resolution shall be duly certified by the secretary or an assistant secretary of the corporation to be a true copy of a resolution duly adopted by the Board of Directors of said corporation. In the event Tenant fails to comply with the requirements set forth in this





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                                                                          _____
subparagraph (p), then each individual executing this Lease shall be personally liable for all of Tenant's obligations in this Lease.

         (q)     Identification of Tenant.

                 (i)      If Tenant constitutes more than one person or entity,
(A) each of them shall be jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions and provisions of this Lease to be kept, observed and performed by Tenant, (B) the term "Tenant" as used in this Lease shall mean and include each of them jointly and severally, and (C) the act of or notice from, or notice or refund to, or the signature of, any one or more of them, with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons or entities executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

                 (ii) If Tenant is a partnership (or is comprised of two or more persons, individually and as co-partners of a partnership) or if Tenant's interest in this Lease shall be assigned to a partnership (or to two or more persons, individually and as co-partners of a partnership) pursuant to Article 15 hereof (any such partnership and such persons hereinafter referred to in this Article 30(q)(ii) as "PARTNERSHIP TENANT"), the following provisions of this Lease shall apply to such Partnership Tenant:

                          (A)     The liability of each of the parties
comprising Partnership Tenant shall be joint and several.

                          (B)     Each of the parties comprising Partnership
Tenant hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed, changing, modifying or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to the Landlord, and by notices, demands, requests or other communication which may hereafter be given, by Partnership Tenant or any of the parties comprising Partnership Tenant.

                          (C)     Any bills, statements, notices, demands,
requests or other communications given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant shall be deemed given or rendered to Partnership Tenant and to all such parties and shall be binding upon Partnership Tenant and all such parties.

                          (D)     If Partnership Tenant admits new partners,
all of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed.

                          (E)     Partnership Tenant shall give prompt notice
to Landlord of the admission of any such new partners, and, upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner shall assume performance of all of the terms, covenants and conditions of this Lease on Partnership Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall terminate the provisions of clause (D) of this Article 30(q)(ii) or relieve any such new partner of its obligations thereunder).

         (r) Exhibits and Addendum. The Exhibits and Addendum, if applicable, attached hereto are incorporated herein by this reference as if fully set forth herein.

                                   ARTICLE 31

                                OPTION TO REVIEW

         (a) Option Right. Landlord hereby grants the Tenant named in this Lease (the "ORIGINAL TENANT") one (1) option ("OPTION") to extend the Lease Term for a period of three (3) years ("OPTION TERM"), which option shall be exercisable only by written notice delivered by





                                       -26-
                                                                Initials: _____
                                                                          _____

Tenant to Landlord set forth below. The rights contained in this Article 31 shall be personal to the Original Tenant and may only be exercised by the Original Tenant (and not any assignee, sublessee or other transferee of the Original Tenant's interest in this Lease) if the Original Tenant occupies the entire Premises as of the date of Tenant's Acceptance (as defined in Section 31(c) below).

         (b) Option Rent. The rent payable by Tenant during the Option Term ("OPTION RENT") shall be equal to ninety-five percent (95%) of the "Market Rent" (defined below). "MARKET RENT" shall mean the applicable Monthly Basic Rental, including all escalations, Direct Costs, additional rent and other charges at which tenants, as of the commencement of the Option Term, are leasing non-sublease, non-encumbered, non-equity, space comparable in size, location and quality to the Premises in renewal transactions for a term comparable to the Option Term which comparable space is located in office buildings comparable to the Project in Calabasas, California.

         (c) Exercise of Options. The Option shall be exercised by Tenant only in the following manner: (i) Tenant shall not be in default, and shall not have been in default under this Lease more than once, on the delivery date of the Interest Notice and Tenant's Acceptance; (ii) Tenant shall deliver written notice ("INTEREST NOTICE") to Landlord no less than nine (9) months prior to the expiration of the Lease Term, stating that Tenant is interested in exercising the Option, (iii) within fifteen (15) business days of Landlord's receipt of Tenant's written notice, Landlord shall deliver notice ("OPTION RENT NOTICE") to Tenant setting forth the Option Rent; and (iv) if Tenant desires to exercise such Option, Tenant shall provide Landlord written notice within five
(5) business days after receipt of the Option Rent Notice ("TENANT'S ACCEPTANCE") and upon, and concurrent with such exercise, Tenant may, at its option, object to the Option Rent contained in the Option Rent Notice, in which case the parties shall follow the procedure, and the Option Rent shall be determined, as set forth in Section 31(d) below. Tenant's failure to deliver the Interest Notice or Tenant's Acceptance on or before the dates specified above shall be deemed to constitute Tenant's election not to exercise the Option.

         (d) Determination of Market Rent. If Tenant timely and appropriately objects to the Market Rent in Tenant's Acceptance, Landlord and Tenant shall attempt to agree upon the Market Rent using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within twenty-one (21) days following Tenant's Acceptance ("OUTSIDE AGREEMENT DATE"), then each party shall make a separate determination of the Market Rent which shall be submitted to each other and to arbitration in accordance with the following items (i) through (vii):

                 (i)      Landlord and Tenant shall each appoint, within ten
(10) days of the Outside Agreement Date, one arbitrator who shall by profession be a current real estate broker or appraiser of commercial high-rise properties in the immediate vicinity of the Project, and who has been active in such field over the last five (5) years. The determination of the arbitrators shall be limited solely to the issue of whether Landlord's or Tenant's submitted Market Rent is the closest to the actual Market Rent as determined by the arbitrators, taking into account the requirements of item (b), above.

                 (ii)     The two arbitrators so appointed shall within five
(5) business days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two arbitrators.

                 (iii) The three arbitrators shall within fifteen (15) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Market Rent, and shall notify Landlord and Tenant thereof.

                 (iv) The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant.

                 (v) If either Landlord or Tenant fails to appoint an arbitrator within ten (10) days after the applicable Outside Agreement Date, the arbitrator appointed by one of them shall





                                       -27-
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                                                                          _____
reach a decision, notify Landlord and Tenant thereof, and such arbitrator's decision shall be binding upon Landlord and Tenant.

                 (vi) If the two arbitrators fail to agree upon and appoint a third arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instruction set forth in this item (d).

                 (vii) The cost of arbitration shall be paid by Landlord and Tenant equally.

                                   ARTICLE 32

                               SIGNAGE/DIRECTORY

         Provided Tenant is not in default hereunder, Tenant, at Tenant's sole cost and expense, shall have the right to one (l) line in the lobby directory during the Lease Term. Provided Tenant is not in default hereunder, Tenant shall have the right, at Tenant's sole cost and expense, to install a strip on the Project's "monument" sign ("TENANT'S SIGNAGE"). Tenant's Signage shall be subject to Landlord's approval as to size, design, location, graphics, materials, colors and similar specifications and shall be consistent with the exterior design, materials and appearance of the Project and the Project's signage program and shall be further subject to all applicable local governmental laws, rules, regulations, codes and other approvals. Tenant's signage shall be personal to the original Tenant and may not be assigned to any assignee or sublessee, or any other person or entity. Landlord has the right, but not the obligation, to oversee the installation of Tenant's Signage. The cost to operate, if any, Tenant's Signage shall be paid for by Tenant. Upon the expiration of the Lease Term, or other earlier termination of this Lease, Tenant shall be responsible for any and all costs associated with the removal of Tenant's Signage, including, but not limited to, the cost to repair and restore the Project to its original condition, normal wear and tear excepted.

         IN WITNESS WHEREOF, the parties have executed this Lease, consisting of the foregoing provisions and Articles, including all exhibits and other attachments referenced therein, as of the date first above written.

"LANDLORD"                           ARDEN REALTY LIMITED PARTNERSHIP, a
                                     Maryland limited partnership

                                     By:  ARDEN REALTY, INC., a Maryland
                                          corporation, Its sole general partner

                                          By:  /s/ VICTOR J. COLEMAN
                                               --------------------------------
                                               Victor J. Coleman
                                               Its:  President and COO

                                          By:
                                               --------------------------------
                                          Its: Executive Vice President


"TENANT"                             ON'VILLAGE COMMUNICATIONS, INC.
                                     a California corporation

                                     By:  /s/ JACK TRACHT
                                          -------------------------------------
                                     Print Name:  Jack Tracht
                                     Its: CEO

                                     By:  /s/ ROBERT
                                          --------------------------------------
                                     Print Name:  Robert
                                     Its:  _____________________________





                                       -28-
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                                                                          _____

                                  EXHIBIT "A"
                                   PREMISES












                                  EXHIBIT "A"
                                      -1-
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                                                                         ______

                                  EXHIBIT "B"

                             RULES AND REGULATIONS

         1. No sign, advertisement or notice shall be displayed, printed or affixed on or to the Premises or to the outside or inside of the Project or so as to be visible from outside the Premises or Project without Landlord's prior written consent. Landlord shall have the right to remove any non-approved sign, advertisement or notice, without notice to and at the expense of Tenant, and Landlord shall not be liable in damages for such removal. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by Landlord or by a person selected by Landlord and in a manner and style acceptable to Landlord.

         2. Tenant shall not obtain for use on the Premises ice, drinking water, waxing, cleaning, interior glass polishing, rubbish removal, towel or other similar services, or accept barbering or bootblackening, or coffee cart services, milk, soft drinks or other like services on the Premises, except from persons authorized by Landlord and at the hours and under regulations fixed by Landlord. No vending machines or machines of any description shall be installed, maintained or operated upon the Premises without Landlord's prior written consent.

         3. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used for any purpose other than for ingress and egress from Tenant's Premises.

         4. Toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.

         5. Tenant shall not overload the floor of the Premises or mark, drive nails, screw or drill into the partitions, ceilings or floor or in any way deface the Premises.

         6. In no event shall Tenant place a load upon any floor of the Premises or portion of any such flooring exceeding the floor load per square foot of area for which such floor is designed to carry and which is allowed by law, or any machinery or equipment which shall cause excessive vibration to the Premises or noticeable vibration to any other part of the Project. Prior to bringing any heavy safes, vaults, large computers or similarly heavy equipment into the Project, Tenant shall inform Landlord in writing of the dimensions and weights thereof and shall obtain Landlord's consent thereto. Such consent shall not constitute a representation or warranty by Landlord that the safe, vault or other equipment complies, with regard to distribution of weight and/or vibration, with the provisions of this Rule 6 nor relieve Tenant from responsibility for the consequences of such noncompliance, and any such safe, vault or other equipment which Landlord determines to constitute a danger of damage to the Project or a nuisance to other tenants, either alone or in combination with other heavy and/or vibrating objects and equipment, shall be promptly removed by Tenant upon Landlord's written notice of such determination and demand for removal thereof.

         7. Tenant shall not use or keep in the Premises or Project any kerosene, gasoline or inflammable, explosive or combustible fluid or material, or use any method of heating or air-conditioning other than that supplied by Landlord.

         8. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord.

         9. Without Landlord's prior written approval, Tenant shall not install or use any blinds, shades, awnings or screens in connection with any window or door of the Premises and shall not use any drape or window covering facing any exterior glass surface other than the standard drapes, blinds or other window covering established by Landlord.



                                  EXHIBIT "B"

                                       -1-
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                                                                          ______

         10. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by closing drapes when the sun's rays fall directly on windows of the Premises. Tenant shall not obstruct, alter, or in any way impair the efficient operation of Landlord's heating, ventilating and air-conditioning system. Tenant shall not tamper with or change the setting of any thermostats or control valves.

         11. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of the Premises. Tenant shall not, without Landlord's prior written consent, occupy or permit any portion of the Premises to be occupied or used for the manufacture or sale of liquor or tobacco in any form, or a barber or manicure shop, or as an employment bureau. The Premises shall not be used for lodging or sleeping or for any improper, objectionable or immoral purpose. No auction shall be conducted on the Premises.

         12. Tenant shall not make, or permit to be made, any unseemly or disturbing noises, or disturb or interfere with occupants of Project or neighboring buildings or premises or those having business with it by the use of any musical instrument, radio, phonographs or unusual noise, or in any other way.

         13. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises, and no cooking shall be done or permitted by any tenant in the Premises, except that the preparation of coffee, tea, hot chocolate and similar items for tenants, their employees and visitors shall be permitted. No tenant shall cause or permit any unusual or objectionable odors to be produced in or permeate from or throughout the Premises.

         14. The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Project shall not be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the window sills.

         15. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanisms thereof unless Landlord is first notified thereof, gives written approval, and is furnished a key therefor. Each tenant must, upon the termination of his tenancy, give to Landlord all keys of stores, offices, or toilets or toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

         16. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord's opinion, tends to impair the reputation of the Project or its desirability as an office building and upon written notice from Landlord any tenant shall refrain from and discontinue such advertising.

         17. Landlord reserves the right to control access to the Project by all persons after reasonable hours of generally recognized business days and at all hours on Sundays and legal holidays. Each tenant shall be responsible for all persons for whom it requests after hours access and shall be liable to Landlord for all acts of such persons. Landlord shall have the right from time to time to establish reasonable rules pertaining to freight elevator usage, including the allocation and reservation of such usage for tenants' initial move-in to their premises, and final departure therefrom.

         18. Any person employed by any tenant to do janitorial work shall, while in the Project and outside of the Premises, be subject to and under the control and direction of the Office of the Project (but not as an agent or servant of Landlord, and the tenant shall be responsible for all acts of such persons).

         19. All doors opening on to public corridors shall be kept closed, except when being used for ingress and egress.



                                  EXHIBIT "B"

                                       -2-
                                                               Initials:  ______
                                                                          ______

         20. The requirements of tenants will be attended to only upon application to the Office of the Project.

         21. Canvassing, soliciting and peddling in the Project are prohibited and each tenant shall cooperate to prevent the same.

         22. All office equipment of any electrical or mechanical nature shall be placed by tenants in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise or annoyance.

         23. No air-conditioning unit or other similar apparatus shall be installed or used by any tenant without the prior written consent of Landlord. Tenant shall pay the cost of all electricity used for air-conditioning in the Premises if such electrical consumption exceeds normal office requirements, regardless of whether additional apparatus is installed pursuant to the preceding sentence.

         24. There shall not be used in any space, or in the public halls of the Project, either by any tenant or others, any hand trucks except those equipped with rubber tires and side guards.

         25. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Project must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord. Tenant shall not permit the consumption in the Premises of more than 2-1/2 watts per net usable square foot in the Premises in respect of office lighting nor shall Tenant permit the consumption in the Premises of more than 1-1/2 watts per net usable square foot of space in the Premises in respect of the power outlets therein, at any one time. In the event that such limits are exceeded, Landlord shall have the right to require Tenant to remove lighting fixtures and equipment and/or to charge Tenant for the cost of the additional electricity consumed.

         26.     Parking.

                 (a)      [Intentionally omitted.]

                 (b) Automobiles must be parked entirely within the stall lines on the floor.

                 (c)      All directional signs and arrows must be observed.

                 (d)      The speed limit shall be 5 miles per hour.

                 (e) Parking is prohibited in areas not striped for parking.

                 (f) Parking cards or any other device or form of identification supplied by Landlord (or its operator) shall remain the property of Landlord (or its operator). Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable or assignable and any device in the possession of an unauthorized holder will be void. There will be a replacement charge to the Tenant or person designated by Tenant of $25.00 for loss of any parking card.

                 (g) The monthly rate for parking is payable one (1) month in advance and must be paid by the third business day of each month. Failure to do so will automatically cancel parking privileges and a charge at the prevailing daily rate will be due. No deductions or allowances from the monthly rate will be made for days parker does not use Parking Facilities.

                 (h) Tenant may validate visitor parking by such method or methods as the Landlord may approve, at the validation rate from time to time generally applicable to visitor parking.

                 (i) Landlord (and its operator) may refuse to permit any person who violates the within rules to park in the parking lot, and any violation of the rules shall subject the automobile to removal from the parking lot at the parker's expense. In either of said events, Landlord (or its operator) shall refund a prorata portion of the current monthly parking rate and the sticker or any other form of identification supplied by Landlord (or its operator) will be returned to Landlord (or its operator).

                 (j) The Building manager or parking attendants, if any, are not authorized to make or allow any exceptions to these Rules and Regulations.



                                  EXHIBIT "B"

                                       -3-
                                                               Initials:  ______
                                                                          ______

                 (k) Every parker is required to park and lock their own automobile. All responsibility for any loss or damage to automobiles or any personal property therein is assumed by the parker.

                 (l) Loss or theft of parking identification devices from automobiles must be reported to the Building manager immediately, and a lost or stolen report must be filed by the parker at that time.

                 (m) The Parking facilities are for the sole purpose of parking one automobile per space. Washing, waxing, cleaning or servicing of any vehicles by the parker or his agents is prohibited.

                 (n) Landlord (and its operator) reserves the right to refuse the issuance of monthly stickers or other parking identification devices to any Tenant and/or its employees who refuse to comply with the above Rules and Regulations and all City, State or Federal ordinances, laws or agreements.

                 (o) Tenant agrees to acquaint all employees with these Rules and Regulations.

                 (p) No vehicle shall be stored in the parking lot for a period of more than one (1) week.




                                  EXHIBIT "B"

                                       -4-
                                                               Initials:  ______
                                                                          ______

                                  EXHIBIT "C"

                          NOTICE OF LEASE TERM DATES
                       AND TENANTS PROPORTIONATE SHARE

TO:  _______________________________  DATE:  ___________________________________
     _______________________________         ___________________________________
     _______________________________

RE:  Lease dated ________________, 19__, between _______________________________
     __________________________________ ("LANDLORD"), and ______________________
     __________________________________ ("TENANT"), concerning Suite __________, located at _______________________________________________.


Ladies and Gentlemen:

         In accordance with the Lease, Landlord wishes to advise and/or confirm the following:

                 1. That the Premises have been accepted herewith by the Tenant as being substantially complete in accordance with the Lease and that there is no deficiency in construction.

                 2. That the Tenant has taken possession of the Premises and acknowledges that under the provisions of the Lease the Term of said Lease shall commence as of ____________ for a term of ________________________ ending on ________________________.

                 3. That in accordance with the Lease, Basic Rental commenced to accrue on ________________________.

                 4. If the Commencement Date of the Lease is other than the first day of the month, the first billing will contain a prorata adjustment. Each billing thereafter shall be for the full amount of the monthly installment as provided for in said Lease.

                 5. Rent is due and payable in advance on the first day of each and every month during the Term of said Lease. Your rent checks should be made payable to ________________________ at ________________________________.

                 6. The exact number of rentable square feet within the Premises is __________ square feet.

                 7. Tenant's Proportionate Share, as adjusted based upon the exact number of rentable square feet within the Premises is _______%.


AGREED AND ACCEPTED:

TENANT:

__________________________________________________,
a ________________________________________________

By:  _____________________________________________
     Its:_________________________________________



                                  EXHIBIT "C"

                                       -1-
                                                               Initials:  ______
                                                                          ______

                                  EXHIBIT "D"

         This Tenant Work Letter shall set forth the terms and conditions relating to the renovation of the tenant improvements in the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise.
                                   SECTION 1

                     CONSTRUCTION DRAWINGS FOR THE PREMISES

         LANDLORD SHALL CONSTRUCT THE IMPROVEMENTS IN THE PREMISES (THE "TENANT IMPROVEMENTS") pursuant to that certain plan dated March 19, 1997 and revised on March 21, 1997 and prepared by Heney, Dong & Associates (collectively, the "PLANS"). Unless specifically noted to the contrary on the Plans, the Tenant Improvements shall be constructed using Building-standard specifications and materials as determined by Landlord. Based upon the Plans, Landlord shall cause the Architect to prepare detailed plans and specifications for the Tenant Improvements ("WORKING DRAWINGS"). Landlord shall then forward the Working Drawings to Tenant for Tenant's approval. Tenant shall approve or reasonably disapprove any draft of the Working Drawings within three (3) business days after Tenant's receipt thereof; provided, however, that (i) Tenant shall not be entitled to disapprove any portion, component or aspect of the Working Drawings which are consistent with the Plans unless Tenant agrees to pay for the additional cost resulting from such change in the Plans as part of the Over-Allowance Amount pursuant to Section 2 below, and (ii) any disapproval of the Working Drawings by Tenant shall be accompanied by a detailed written explanation of the reasons for Tenant's disapproval. Failure of Tenant to reasonably disapprove any draft of the Working Drawings within said three (3) business day period shall be deemed to constitute Tenant's approval thereof. The Working Drawings, as approved by Landlord and Tenant, may be referred to herein as the "APPROVED WORKING DRAWINGS." Tenant shall make no changes or modifications to the Plans or the Approved Working Drawings without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion if such change or modification would directly or indirectly delay the "Substantial Completion," as that term is defined in Section 5.1 of this Tenant Work Letter, of the Tenant Improvements in the Premises or increase the cost of designing or constructing the Tenant Improvements.

                                   SECTION 2

                             OVER-ALLOWANCE AMOUNT

         In the event that after Tenant's execution of the Lease, any revisions, changes, or substitutions shall be made to the Plans or the Approved Working Drawings or the Tenant Improvements, any additional costs which arise in connection with such revisions, changes or substitutions shall be considered to be an "OVER-ALLOWANCE AMOUNT." The Over-Allowance Amount shall be paid by Tenant to Landlord, as Additional Rent, within ten (10) days after Tenant's receipt of invoice therefor. The Over-Allowance Amount shall be disbursed by Landlord prior to the disbursement of any portion of Landlord's contribution to the construction of the Tenant Improvements.

                                   SECTION 3

                            RETENTION OF CONTRACTOR;
                           WARRANTIES AND GUARANTIES

         Landlord hereby assigns to Tenant all warranties and guaranties by the contractor who constructs the Tenant Improvements (the "CONTRACTOR") relating to the Tenant Improvements, and Tenant hereby waives all claims against Landlord relating to, or arising out of the




                                  EXHIBIT "D"

                                       -1-
                                                               Initials:  ______
                                                                          ______
construction of, the Tenant Improvements. The Contractor shall be designated and retained by Landlord to construct the Tenant Improvements.

                                   SECTION 4

                               TENANT'S COVENANTS

         Tenant shall, at no cost to Tenant, cooperate with Landlord and the space planner or architect retained by Landlord ("ARCHITECT") to cause a Notice of Completion to be recorded in the office of the Recorder of the County of Los Angeles in accordance with Section 3093 of the Civil Code of the State of California or any successor statute upon completion of construction of the Tenant Improvements.

                                   SECTION 5

                     COMPLETION OF THE TENANT IMPROVEMENTS

         5.1 Substantial Completion. For purposes of this Lease, "SUBSTANTIAL COMPLETION" of the Tenant Improvements in the Premises shall occur upon the completion of construction of the Tenant Improvements in the Premises pursuant to the Approved Working Drawings, with the exception of any punch list items and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant.

         5.2 Delay of the Substantial Completion of the Premises. Except as provided in this Section 5.2, the Commencement Date shall occur as set forth in the Lease. If there shall be a delay or there are delays in the Substantial Completion of the Tenant Improvements in the Premises as a result of the following (collectively, "TENANT DELAYS"):

                 5.2.1 Tenant's failure to timely approve any matter requiring Tenant's approval;

                 5.2.2 A breach by Tenant of the terms of this Tenant Work Letter or the Lease;


                 5.2.3 Tenant's request for changes in the Plans, Working Drawings or Approved Working Drawings;

                 5.2.4 Changes in any of the Plans, Working Drawings or Approved Working Drawings because the same do not comply with applicable laws;

                 5.2.5 Tenant's requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the anticipated date of Substantial Completion of the Tenant Improvements in the Premises, or which are different from, or not included in, Landlord's standard improvement package items for the Building;

                 5.2.6 Changes to the base, shell and core work of the Building required by the Approved Working Drawings or any changes thereto; or

                 5.2.7 Any other acts or omissions of Tenant, or its agents, or employees;

then, notwithstanding anything to the contrary set forth in the Lease or this Tenant Work Letter and regardless of the actual date of the Substantial Completion of the Tenant Improvements in the Premises, the date of Substantial Completion thereof shall be deemed to be the date that Substantial Completion would have occurred if no Tenant Delay or Delays, as set forth above, had occurred.

         5.3 Outside Date. In the event that the Substantial Completion of the Premises has not occurred by the "OUTSIDE DATE," which shall be September 1, 1997, as such September 1, 1997 date may be extended by the number of days of Tenant Delays and by the number of days of "Force Majeure Delays" (as defined below), then the sole remedy of Tenant shall be the right to deliver a notice to Landlord (the "OUTSIDE DATE TERMINATION NOTICE") electing to terminate this Lease effective upon receipt of the Outside Date Termination Notice by Landlord (the




                                  EXHIBIT "D"

                                       -2-
                                                               Initials:  ______
                                                                          ______

"EFFECTIVE DATE"). Except as provided hereinbelow, the Outside Date Termination Notice must be delivered by Tenant to Landlord, if at all, not earlier than the Outside Date and not later than five (5) business days after the Outside Date. If Tenant delivers the Outside Date Termination Notice to Landlord, then Landlord shall have the right to suspend the Effective Date for a period ending thirty (30) days after the original Effective Date. In order to suspend the Effective Date, Landlord must deliver to Tenant, within five (5) business days after receipt of the Outside Date Termination Notice, a certificate of the Contractor certifying that it is such Contractor's best good faith judgment that Substantial Completion of the Premises will occur within thirty (30) days after the original Effective Date. If Substantial Completion of the Premises occurs within said thirty (30) day suspension period, then the Outside Date Termination Notice shall be of no further force and effect; if, however, Substantial Completion of the Premises does not occur within said thirty (30) day suspension period, then this Lease shall terminate as of the date of expiration of such thirty (30) day period. If prior to the Outside Date Landlord determines that Substantial Completion of the Premises will not occur by the Outside Date, Landlord shall have the right to deliver a written notice to Tenant stating Landlord's opinion as to the date by which Substantial Completion of the Premises shall occur and Tenant shall be required, within five (5) business days after receipt of such notice, to either deliver the Outside Date Termination Notice (which will mean that this Lease shall thereupon terminate and shall be of no further force and effect) or agree to extend the Outside Date to that date which is set by Landlord. Failure of Tenant to so respond in writing within said five (5) business day period shall be deemed to constitute Tenant's agreement to extend the Outside Date to that date which is set by Landlord. If the Outside Date is so extended, Landlord's right to request Tenant to elect to either terminate or further extend the Outside Date shall remain and shall continue to remain, with each of the notice periods and response periods set forth above, until the Substantial Completion of the Premises or until this Lease is terminated. For purposes of this
Section 5.3, "FORCE MAJEURE DELAYS" shall mean and refer to a period of delay or delays encountered by Landlord affecting the work of construction of the Tenant Improvements because of delays due to excess time in obtaining governmental permits or approvals beyond the time period normally required to obtain such permits or approvals for similar space, similarly improved, in comparable office buildings in Calabasas, California; fire, earthquake or other acts of God; acts of the public enemy; riot; public unrest; insurrection; governmental regulations of the sales of materials or supplies or the transportation thereof; strikes or boycotts; shortages of material or labor or any other cause beyond the reasonable control of Landlord.

                                   SECTION 6

                                 MISCELLANEOUS

         6.1 Tenant's Representative. Tenant has designated Mr. Bill Rossi as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

         6.2 Landlord's Representative. Prior to commencement of construction of the Tenant Improvements, Landlord shall designate a representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

         6.3 Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days.




                                  EXHIBIT "D"

                                       -3-
                                                               Initials:  ______
                                                                          ______

                                  EXHIBIT "E"

                           FORM OF LETTER OF CREDIT

Arden Realty Limited Partnership
21031 Ventura Blvd., Suite 921
Woodland Hills, CA 91364
Attn:  Ms. Ria Valas

Ladies and Gentlemen:

         We hereby establish in your favor, for the account of On'Village Communications, Inc., a California corporation ("APPLICANT"), our Irrevocable Letter of Credit and authorize you to draw on us at sight, the aggregate amount of Seventy Eight Thousand Dollars ($78,000.00) ("STATED AMOUNT").

         Funds under this Letter of Credit are available to Arden Realty Limited Partnership, a Maryland limited partnership ("BENEFICIARY") as follows:

         Any and all of the sums hereunder may be drawn down at any time and from time to time from and after the date hereof by Beneficiary when accompanied by this Letter of Credit and a written statement signed by an authorized signatory of Beneficiary, certifying that such moneys are due and owing to Beneficiary as a result of a default by Applicant with respect to any provision of that certain Standard Office Lease dated April 7, 1997 ("LEASE") by and between Beneficiary, as Landlord, and Applicant, as Tenant, together with a notarized certification by any such individual representing that such individual is authorized by Beneficiary to take such action on behalf of Beneficiary. The sums drawn by Beneficiary under this Letter of Credit shall be payable upon demand without necessity of notice.

         This Letter of Credit is transferable by Beneficiary in its entirety. Should a transfer be desired, such transfer will be subject to the return to us of this Letter of Credit, together with written instructions.

         The amount of each draft must be endorsed on the reverse hereof by the negotiating bank. We hereby agree that this Letter of Credit shall be duly honored upon presentation and delivery of the certification specified above.

         This Letter of Credit shall expire on May 31, 1999.

         Notwithstanding the above expiration of this Letter of Credit, the term of this Letter of Credit shall be automatically renewed for successive, additional one (1) year periods unless, at least thirty (30) days prior to any such date of expiration, the undersigned shall give written notice to Beneficiary, by certified mail, return receipt requested and at the address set forth above or at such other address as may be given to the undersigned by Beneficiary, that this Letter of Credit will not be renewed.

         This Letter of Credit is governed by the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication 500.


                                           Very truly yours,

                                           WELLS FARGO BANK, N.A.

                                           By:_________________________________
                                              Its:_____________________________




                                  EXHIBIT "E"

                                  EXHIBIT "F"

                    NONDISTURBANCE AND ATTORNMENT AGREEMENT
                              (CITY OF CALABASAS)










                                  EXHIBIT "F"

RECORDING REQUESTED BY:

JAMES C. NEIL, ESQ.

WHEN RECORDED, RETURN TO:

JAMES C. NEIL, ESQ.
800 S. FIGUEROA STREET, SUITE 670
LOS ANGELES, CA  90017

                    NONDISTURBANCE AND ATTORNMENT AGREEMENT

         This Nondisturbance and Attornment Agreement ("Agreement") is entered into as of April 8, 1997, by and among the CITY OF CALABASAS, a California municipal corporation ("City"), ARDEN REALTY LIMITED PARTNERSHIP, a Maryland limited partnership ("Landlord") and ON'VILLAGE COMMUNICATIONS, INC., a California corporation ("Tenant").

                               R E C I T A L S :

         A. Landlord and Tenant have entered into an Office Lease dated April 7, 1997 ("Lease"), covering certain premises ("Demised Premises"), situated in the City of Calabasas, Los Angeles County, State of California being part of an office building commonly known as 26135 Mureau Road, Calabasas, California ("Property"). The Property is more particularly described in attached Exhibit A, incorporated by reference.

         B. City has stated intentions of exercising its power of eminent domain and acquiring ownership of the Property and the City Council has adopted a Resolution of Necessity for such acquisition.

         C. On the terms and conditions in this Agreement, the parties desire to assure Tenant possession of the Demised Premises for the entire term of the Lease, even though City may acquire ownership of the Property by or under the threat of eminent domain before the expiration of the Lease.

         Therefore, in consideration of the mutual covenants and agreements contained in this Agreement, the parties agree as follows:

1.       NONDISTURBANCE.

         So long as Tenant is not in default, beyond any period given to Tenant to cure a default, in the payment of rent or in the performance of any of the terms, covenants, or conditions of the Lease, City will not act in a capacity as landlord or through the eminent domain action to terminate or otherwise affect Tenant's interest under the Lease. Tenant expressly acknowledges that Tenant is aware of the City's probable acquisition of the Subject Property and agrees that Tenant shall not be entitled to relocation benefits, or claims for goodwill or bonus value, arising out of or related to City's subsequent acquisition of the Premises and Tenant's occupancy of the Premises in accordance with the Lease. Tenant, therefore, waives, releases and forever discharges any and all rights, claims or actions for relocation benefits pursuant to Government Code Section 7260 et. seq. Tenant further waives, releases and forever discharges all rights, claims or action for goodwill or bonus value against City unless the Lease of Tenant is terminated other than as may be allowed pursuant to the terms of the Lease between Landlord and Tenant.

         Landlord and City hereby agree that this Agreement and the terms hereof, and any action taken consistent with the terms thereof, cannot be used in any manner or in any way or as evidence in any subsequent action at law or in equity involving the City's acquisition of the Property.

2.       ATTORNMENT.

         If the Landlord's interest is transferred to and owned by City because of City's exercise of its power of eminent domain or by purchase or other method of acquisition, or by any other manner and City succeeds to Landlord's interest under the Lease, Tenant shall be bound to the City, and City shall be bound to Tenant under all of the terms, covenants, and conditions of the Lease for the balance of the remaining term, including any extensions or renewals, with the same effect as if City were Landlord under the Lease and had waived its power of eminent domain as provided herein. Tenant agrees to attorn to City as the Landlord, with the attornment being effective and self-operable immediately upon City succeeding to the interest of Landlord under the Lease, all without the execution by the parties of any further instruments. However, Tenant shall not be obligated to pay rent to City until Tenant receives written notice from City notifying Tenant that City has succeeded to Landlord's interest under the Lease and directing where rent should be mailed. The respective rights and obligations of Tenant and City upon attornment, to the extent of the then remaining balance of the term of the Lease, shall be the same as in the Lease, which is incorporated by reference in this Agreement. If City succeeds to Landlord's interest in the Lease, City shall be bound to Tenant under all the terms, covenants, and conditions of the Lease, and Tenant shall, after City's succession to Landlord's interest, have the same remedies against City for the breach of any agreement in the Lease that Tenant might have had against Landlord.

3.       NEW LEASE AND FURTHER INSTRUMENTS.

         Immediately upon request by the City, Tenant and City shall enter into a new written lease for the remainder of the original Term of the Lease on the same terms and conditions as the Lease, except for any changes made necessary because of the substitution of the City in place of Landlord.

4.       DEFINITIONS.

         The term Landlord shall include Landlord and the successors, assigns, and sublessees of Landlord. The term Tenant shall include Tenant and the successors, assigns, and sublessees of Tenant. This Agreement shall inure to the benefit of and be binding upon all successors, assigns, and sublessees.
The term Lease shall include the Lease and all amendments, addenda, extensions, and renewals.

5.       NO CHANGE IN LEASE.

         Landlord and Tenant agree not to change, alter, amend, or otherwise modify the Lease without the prior written consent of City. Any change, alteration, amendment, or other modification to the Lease without the prior written consent of City shall be void as to City.

6.       MODIFICATION.

         This Agreement may not be modified other than by an agreement in writing signed by the parties or by their respective successors in interest.

7.       ATTORNEY FEES.

         If any party commences any action against any other party based on this Agreement, the prevailing party shall be entitled to recover reasonable attorney fees, expenses, and costs of suit.

8.       NOTICES.

         In this Agreement, wherever it is required or permitted that notice and demand be given by any party to another party, that notice or demand shall be given in writing and forwarded by certified mail, addressed as follows:

                   For Landlord:    Arden Realty Limited Partnership
                                    9100 Wilshire Boulevard, Suite 700E
                                    Beverly Hills, California  90212

                   For Tenant:      On'Village Communications, Inc.
                                    26135 Mureau Road
                                    Calabasas, California  91302
                                    Attention:  President

                   For City:        Charles Cate, City Manager
                                    City of Calabasas
                                    26135 Mureau Road
                                    Calabasas, California  91302

         Any party may change an address given for notice by giving written notice of that change by certified mail to all other parties.

9.       SUCCESSORS.

         This Agreement shall be binding on and inure to the benefit of the parties and their respective heirs, successors, and assigns.

10.      AUTHORITY.

         (a) If any party is a corporation or a partnership, all individuals executing this Agreement on behalf of a corporation or partnership represent and warrant that they are authorized to execute and deliver this Agreement on behalf of the corporation or partnership and that this Agreement is binding upon the corporation or partnership.

         (b) The Mayor of the City of Calabasas is hereby authorized to execute this Agreement pursuant to California Government Code Section 40602.

11.      HEADINGS.

         The headings of this Agreement are for reference only and shall not limit or define any meaning of this Agreement.

12.      COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, each of which is an original, but all of which shall constitute one and the same instrument.

13.      GOVERNING LAW.


         This Agreement shall be construed in accordance with and governed by California law.

         The parties have duly executed this Agreement as of the date first above written.

                                ARDEN REALTY LIMITED PARTNERSHIP,
                                a Maryland limited partnership

                                By: Arden Realty, Inc., a Maryland corporation, Its sole general partner

                                     By: _______________________________________
                                           Victor J. Coleman
                                     Its:  President and COO

                                ON'VILLAGE COMMUNICATIONS, INC.,
                                a California corporation

                                     By: _______________________________________
                                     Typed Name:
                                     Title:

                                CITY OF CALABASAS
                                     By: _______________________________________
                                         Mayor

                                    ATTEST:


                                    City Clerk


                              APPROVED AS TO FORM:


                                 City Attorney

STATE OF _________________)
                          )  ss.
COUNTY OF LOS ANGELES     )

On _______________, 1997, before me, ________________________, a Notary Public in and for said state, personally appeared _______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.



                                          WITNESS my hand and official seal.

                                          ______________________________________
                                            Notary Public in and for said State

STATE OF _________________)
                          )  ss.
COUNTY OF LOS ANGELES     )


On _______________, 1997, before me, ________________________, a Notary Public in and for said state, personally appeared _______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.


                                          WITNESS my hand and official seal.

                                          ______________________________________
                                            Notary Public in and for said State

STATE OF _________________)
                          )  ss.
COUNTY OF LOS ANGELES     )


On _______________, 1997, before me, ________________________, a Notary Public in and for said state, personally appeared _______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.



                                          WITNESS my hand and official seal.

                                          ______________________________________
                                            Notary Public in and for said State